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                                                                    Exhibit 2.1









                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                                  MICHAEL PARK

                                 ANDREW PATROS,

                                       AND

                                   ROBERT PARK

                                       AND

                            MEDTECH DIAGNOSTICS, INC.








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
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                                TABLE OF CONTENTS

ARTICLE I             PURCHASE AND SALE; CONSIDERATION............................................................1
     1.1              Purchase and Sale...........................................................................1
     1.2              Consideration...............................................................................2
     1.3              Payment of Purchase Price...................................................................2
     1.4              Closing.....................................................................................2
     1.5              Deliveries by Sellers at the Closing........................................................3
     1.6              Deliveries by Purchaser at the Closing......................................................3

ARTICLE II            COVENANTS, REPRESENTATIONS AND
                      WARRANTIES OF SELLERS.......................................................................4
     2.1              Title to Company Stock......................................................................4
     2.2              Organization and Standing...................................................................4
     2.3              Organizational Documents and Corporate Records..............................................4
     2.4              Binding Effect..............................................................................5
     2.5              Capitalization..............................................................................5
     2.6              Consents and Approvals; No Violation........................................................5
     2.7              Absence of Undisclosed Liabilities..........................................................6
     2.8              Financial Statements; Absence of Certain Changes or Events..................................6
     2.9              Compliance With Laws and Permits............................................................6
     2.10             Litigation and Arbitration..................................................................7
     2.11             Brokers.....................................................................................8
     2.12             Territorial Restrictions....................................................................8
     2.13             Taxes.......................................................................................8
     2.14             Contracts..................................................................................10
     2.15             Assets; Inventory..........................................................................11
     2.16             Environmental and Safety Matters...........................................................11
     2.17             Customers, Product Vendors, Suppliers and Sales Representatives............................12
     2.18             Outstanding Commitments....................................................................12
     2.19             Insurance..................................................................................12
     2.20             Employee Benefits..........................................................................13
     2.21             Labor Matters; Employees...................................................................14
     2.22             Product Liability..........................................................................15
     2.23             Real Property..............................................................................15
     2.24             Banking Relationships......................................................................15
     2.25             Disclosure.................................................................................16

ARTICLE III           COVENANTS, REPRESENTATIONS AND WARRANTIES OF
                      PURCHASER..................................................................................16
     3.1              Organization and Standing; Subsidiaries....................................................16
     3.2              Authorization..............................................................................16
     3.3              Consents and Approvals; No Violation.......................................................16
     3.4              Litigation.................................................................................17
     3.5              Investment.................................................................................17


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
     3.6              Disclosure.................................................................................17

ARTICLE IV            ADDITIONAL COVENANTS.......................................................................17
     4.1              Further Assurances; Cooperation............................................................18
     4.2              Expenses...................................................................................18
     4.3              Cooperation on Tax Matters.................................................................18
     4.4              Right of Access and Copies.................................................................18

ARTICLE V             SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                      INDEMNIFICATION............................................................................18
     5.1              Survival of Representations and Warranties.................................................18
     5.2              Indemnification of Purchaser...............................................................19
     5.3              Indemnification of Sellers.................................................................19
     5.4              Limitation on Liability....................................................................19
     5.5              Assertion of Claims........................................................................20

ARTICLE VI            CONDITIONS TO THE CLOSING..................................................................20
     6.1              Conditions to Obligations of Purchaser.....................................................20
     6.2              Condition to Obligations of Sellers........................................................21

ARTICLE VII           MISCELLANEOUS..............................................................................21
     7.1              Parties in Interest; No Third-Party Beneficiaries..........................................21
     7.2              Exhibits and Schedules.....................................................................21
     7.3              Entire Agreement...........................................................................21
     7.4              Waiver of Compliance.......................................................................21
     7.5              Enforceability.............................................................................22
     7.6              Counterparts...............................................................................22
     7.7              Publicity..................................................................................22
     7.8              Headings...................................................................................22
     7.9              Governing Law..............................................................................22
     7.10             Notices....................................................................................23

ARTICLE VIII          CERTAIN DEFINITIONS........................................................................24
     8.1              Definitions................................................................................24
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                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT (this "Agreement") is entered into on this 24th day of April, 2000, by and between MedTech Diagnostics, Inc., a Delaware corporation, with offices located at 900 Third Avenue, Suite 201, New
York, New York 10022 ("Purchaser") and Michael Park, an individual residing at
957 Johnson Street, Elmira, New York 14901, Andrew Patros, an individual residing at 1127 Pennsylvania Avenue, Elmira, New York 14904, and Robert Park, an individual residing at 45 Morris Drive, Sicklerville, New Jersey 08081



(collectively hereinafter referred to as the "Sellers"). Certain capitalized terms used herein shall have the meanings provided in Article VIII hereof.

                                    RECITALS

         WHEREAS, Sellers own one hundred percent (100%) of the issued and outstanding shares of the capital stock (the "Company Stock") of DelOtto Systems, Inc., a Pennsylvania corporation, with offices located at 212 S. Main Street, Suite 2, Elmira, New York 14904 (the "Company");


         WHEREAS, the Company is engaged in the business of providing Internet consulting and web design and maintenance services for the business to business market and is a provider of content management and content syndication (the "Business"); and

         WHEREAS, Sellers desire to sell to Purchaser, and Purchaser desires to purchase from Sellers, one hundred percent (100%) of the Company Stock in the manner set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, the parties agree as follows:

                                    ARTICLE I

                        PURCHASE AND SALE; CONSIDERATION

         1.1      Purchase and Sale.

                  Upon the terms and subject to the conditions set forth herein, Sellers agree to sell and transfer to Purchaser, and Purchaser agrees to purchase from Sellers, on the Closing Date, one hundred percent (100%) of the Company Stock.

         1.2      Consideration.

                  Purchase Price. The purchase price (the "Purchase Price") for one hundred percent (100%) of the Company Stock shall be 15,000,000 shares of the common stock $.00001 par value of MedTech Diagnostics, Inc., without giving effect to the proposed fifty (50) shares for one (1) share reverse split, (the "MedTech Stock"), to be issued as follows:

         (a)  Michael Park          7,500,000 shares of the MedTech Stock;


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         (b) Andrew Patros          6,000,000 shares of the MedTech Stock; and

         (c)  Robert Park           1,500,000 shares of the MedTech Stock.

         The MedTech Stock shall be issued to the Sellers, as set forth above, by the Purchaser and shall bear a restrictive legend indicating that the MedTech Stock has not been registered pursuant to the Securities Act of 1933 and that the MedTech Stock may not be resold absent registration under the Securities Act of 1933 or the availability of an exemption from registration. Additionally, the Sellers agree that they will not attempt to sell any of the MedTech Stock without the consent of the Board of Directors of the Purchaser for a period of two (2) years from the date of this Stock Purchase Agreement.

                  Board Representation As additional consideration for the Sellers to enter into this Stock Purchase Agreement the Purchaser agrees to appoint Robert Park as a member of the Board of Directors of the Purchaser, such appointment shall be effective 91 days after the scheduled Special Meeting of the Stockholders of the Purchaser, which is currently scheduled for May 11, 2000.

         1.3      Payment of Purchase Price.

                  Purchaser shall deliver the Purchase Price at the Closing in the denominations as follows:

                  (a) Michael Park    7,500,000 shares of the MedTech Stock;

                  (b) Andrew Patros   6,000,000 shares of the MedTech Stock; and

                  (c)  Robert Park    1,500,000 shares of the MedTech Stock.

         1.4      Closing.

                  The Closing shall take place at the offices of James A. Prestiano, Esq., 317 Madison Avenue, Suite 2310, New York, New York, 10017, at 10:00 a.m., New York time, on April 21, 2000 or such other time, date and place as the parties may mutually agree (the "Closing Date").

         1.5      Deliveries by Sellers at the Closing.

                  Subject to the conditions set forth herein, at or prior to the Closing, Sellers shall deliver the following to Purchaser:

                  (a) Stock certificates representing all of the Company Stock, accompanied by stock powers (duly endorsed in blank) or other duly executed instruments of transfer;

                  (b) Executed employment agreement between Michael Park and the Company, in the form of Exhibit A;

                  (c) Executed employment agreement between Andrew Patros and the

Company, in the form of Exhibit B;

                  (d) Executed employment agreement between Robert Park and the Company, in the form of Exhibit C;

                  (e) Executed resignations from the officers and directors of the Company;

                  (f) An opinion of counsel to Sellers substantially in the form of Exhibit D; and

                  (g) The minute book and other corporate or financial records of the Company.

         1.6      Deliveries by Purchaser at the Closing.

                  Subject to the conditions set forth herein, at or prior to the Closing, Purchaser shall deliver the following to Sellers:

                  (a) Executed employment agreement between Michael Park and the Company, in the form of Exhibit A;

                  (b) Executed employment agreement between Andrew Patros and the Company, in the form of Exhibit B;

                  (c) Executed employment agreement between Robert Park and the Company, in the form of Exhibit C; and

                  (d) The MedTech Stock in the form and denominations set forth in Sections 1.2 and 1.3 of this Agreement.

                                   ARTICLE II

              COVENANTS, REPRESENTATIONS AND WARRANTIES OF SELLERS

         Sellers covenant, represent and warrant to Purchaser as follows:

         2.1      Title to Company Stock.

                  Sellers are the lawful owners of one hundred percent (100%) of the issued and outstanding Company Stock, and have full power and authority to transfer all right, title and interest in and to such Company Stock without the consent of any other person, and the delivery to Purchaser of the certificates for such Company Stock in the manner contemplated by this Agreement will transfer to Purchaser good and valid title to such shares, free and clear of any Encumbrances.

         2.2      Organization and Standing.


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                  (a) The Company is a corporation duly organized, validly
existing and in good standing under the laws of the State of Pennsylvania. The Company has all requisite corporate power and authority to own, lease and operate the properties and assets it now owns, operates and leases and to carry on its business and operations as currently and heretofore conducted. The Company is currently doing business in the States of New York and Pennsylvania only and does not maintain an office or facility or have any employees in any other jurisdiction. The Company is duly qualified or licensed to do business as a foreign corporation in all jurisdictions where its failure to be so qualified would result in any material liability to Purchaser or the Company after the Closing or have a Material Adverse Effect upon the Business. The Company is not restricted by any written agreement or understanding with third parties or by any writs, judgments or orders of any judicial or administrative body from carrying on the Business anywhere in the world.

                  (ii) Except as disclosed in Schedule 2.2(b), the Company has no Subsidiaries and neither owns nor has a right or obligation to acquire any equity interest (or option therefor) of any corporation, partnership, limited liability company, business trust or other business or entity. Except as disclosed in Schedule 2.2(b), the Company neither participates nor has an interest in any joint venture or collective production, sales or marketing arrangement or agreement.

         2.3      Organizational Documents and Corporate Records.

                  (a) The Company and/or Sellers have delivered to Purchaser complete and correct copies of the Articles of Incorporation and Bylaws of the Company, as currently in effect, including all amendments thereto. The minute books of the Company have been made available to Purchaser for its inspection and contain complete and correct records of all meetings, and consents in lieu of a meeting, of the Company's Board of Directors (and any committees thereof) and actions of the shareholders held or executed in such period, and such records accurately reflect all transactions referred to therein. The Company is not in violation of any of the provisions of its Articles of Incorporation or Bylaws. The stock books and ledgers of the Company have been made available to Purchaser for its inspection, and such books and ledgers are complete and correct in all material respects.

                  (b) The Sellers have made available to Purchaser all accounting, corporate and financial books and records which relate to the Business of the Company, and such books and records are true and complete in all material respects.

         2.4      Binding Effect.

                  Upon execution and delivery, this Agreement and all such other documents and agreements to which Sellers are a party will constitute valid and binding obligations of Sellers and shall be enforceable against Sellers in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

         2.5      Capitalization.

                  The authorized capital stock of the Company consists of 3,000 shares of voting common stock, with no par value of which 1,500 shares are issued and 1,500 shares are authorized and unissued. All issued shares are held by Sellers, as set forth in Schedule 2.5, and all other shares are authorized and unissued. The Company has no other classes of capital stock authorized or outstanding. None of the Company's shares of capital stock have been reserved for any purpose. All shares of outstanding Company Stock are duly authorized, validly issued, fully paid and nonassessable, were not issued in violation of any preemptive rights and are free and clear of any Encumbrances. There are no
(i) options, warrants, calls, commitments or rights of any character to purchase or otherwise acquire from the Company shares of its capital stock of any class,
(ii) outstanding securities of the Company that are convertible into or exchangeable or exercisable for any other security, (iii) options, warrants or other rights to purchase from the Company any such convertible or exchangeable securities, (iv) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance or transfer of any capital stock of the Company, or (v) options, warrants or rights pursuant to which, in any of the foregoing cases, the Company is or would be subject or bound.

         2.6      Consents and Approvals; No Violation.

                  Neither the execution and delivery of this Agreement and the other documents and agreements contemplated hereby, nor the consummation of the transactions contemplated hereby or thereby, nor compliance with any of the provisions hereof: (i) conflict with any provision of the Articles of Incorporation or Bylaws of the Company, (ii) require any consent, waiver, approval, authorization or Permit of, or filing with or notification to, or any other action by, any Governmental Authority by the Company or Sellers, (iii) constitute a material violation of any Law or any restriction imposed by any Governmental Authority which might be applicable to the Company or Sellers, or by which the Company Stock, business, properties or assets of the Company or Sellers may be bound or affected, or (iv) except as set forth on Schedule 2.6, constitute a violation or breach of, or (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration of any obligation to pay or result in the imposition of any Encumbrance upon any of its property) under, or conflict with, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, Encumbrance, contract, Permit, order or other instrument or obligation to which the Company or Sellers are a party or by which any of the Company Stock, business, properties or assets of the Company or Sellers may be bound or affected.

         2.7      Absence of Undisclosed Liabilities.

                  Except for those Liabilities reflected on the April 5, 2000 Balance Sheet, and except for Liabilities incurred in the ordinary course of business (such as current payables to vendors, employees and taxing authorities) following the date of the April 5, 2000 Balance Sheet, Schedule 2.7 sets forth a true, complete and accurate list of all material Liabilities of the Company as of the Closing, including all Encumbrances attaching to any of the Company's assets.

         2.8      Financial Statements; Absence of Certain Changes or Events.

                  (a) Except as set forth on Schedule 2.8(a), the April 5, 2000 Balance Sheet, which is contained in Schedule 2.8(a), and the balance sheets and income statements of the Company for the year ending December 31, 1999, have been prepared consistent with past practice, and present fairly, in all material respects, the financial condition and results of operations of the Company at such dates or for the periods then ended.

                  (b) Except as set forth on Schedule 2.8(b) or as consented to in writing by Purchaser, since April 5, 2000: (i) the Company has operated its business in the usual and ordinary course consistent with past practice, has not sold or otherwise disposed of any assets (other than the sale of inventory or collection of receivables in the ordinary course of its business) in an aggregate amount in excess of $5,000 and has not declared or paid any dividends or made any other distributions on its capital stock or repurchased or agreed to repurchase any of its capital stock; (ii) there has been no material adverse change in the business, results of operations, assets, liabilities, financial condition or overall prospects of the Company; (iii) the Company has not incurred any material damage, destruction or loss, regardless of insurance coverage, to its owned or leased property or assets; (iv) the Company has used commercially reasonable efforts to keep in full force and effect adequate insurance coverage consistent with past practice and maintained and kept its properties and assets in repair, working order and condition, consistent with past practice, normal wear and tear excepted; (v) the Company has recorded all sales and maintained its books of account in accordance with past practice; and
(vi) the Company and Sellers have used their reasonable efforts to preserve substantially intact the business organizations of the Company, to keep available the services of the present officers, employees, and consultants of the Company and to preserve the present relationships of the Company with customers, suppliers and other persons with which the Company has significant business relations.

         2.9      Compliance With Laws and Permits.

                  (a) The Business and operations of the Company have been conducted and are now being conducted in compliance with all applicable Laws and Orders of all Governmental Authorities having jurisdiction over the Company and with all Permits relating to any of its properties or applicable to its Business, except where the failure to so comply would not have a Material Adverse Effect.

                  (b) The Company possesses all Permits necessary to own and operate its property and assets and to conduct its business as it is currently conducted. Such Permits are valid, subsisting in full force and effect, and the Company has fulfilled its obligations under each of the Permits; and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a default or violation under any of the Permits or would permit revocation or termination of any of the Permits, except where the failure to so comply would not have a Material Adverse Effect. No proceeding which might involve the revocation or termination of any such Permit is pending or, to the knowledge of the Sellers, threatened.

                  (c) The Company has made all material filings and received all material approvals relating to the Permits which are necessary in order for the Company to legally and validly own and operate its property and assets and to conduct its Business after the Closing as it is currently and has heretofore been conducted.

         2.10     Litigation and Arbitration.

                  (a) Except as set forth on Schedule 2.10(a), no claim, action, cause of action, suit, proceeding, inquiry, investigation or Order by or before any Governmental Authority, administrative body or arbitration or mediation panel is pending or, to the best of Sellers' knowledge, threatened against the Company. No order of any Governmental Authority, arbitrator or mediator is outstanding against the Company, the Company Stock or its business, operations or assets. Sellers have no knowledge of any fact or circumstance which could reasonably be expected to result in any other claim, action, cause of action, suit, proceeding, inquiry, investigation or Order being filed against the Company that would be reasonably expected to have a Material Adverse Effect.

                  (b) To the knowledge of Sellers, no claim, action, suit, proceeding, inquiry or investigation has been instituted which threatens to restrain or prohibit or otherwise to challenge the legality or validity of the transactions contemplated by this Agreement or the other documents or agreements contemplated hereby.

                  (c) To the knowledge of Sellers, all patents, patent applications, invention disclosures, technology, intellectual property, trade names, service marks, trademarks, or copyrights used by the Company are set forth on Schedule 2.10(c) attached hereto. To the knowledge of Sellers, no intellectual property owned or used by the Company in the operation of its Business, including without limitation any intellectual property rights such as proprietary know-how, trademarks, service marks, copyrights, patents and trade names, nor any products or services sold by the Company infringes upon the proprietary rights of others. Neither the Company nor Sellers have received any notice alleging that the Company has infringed on any other party's intellectual property rights. The Company has not given any indemnification for infringement of any other party's intellectual property rights, except for standard clauses in software licensing agreements. Sellers know of no limitation to the continued and/or expanded use of any patents, copyrights, technology, trademarks, service marks, trade names or other intellectual property used in the Business of the Company.

         2.11     Brokers.

                  Neither the Company nor Sellers have any obligation to pay any broker, finder, investment banker, financial advisor, attorney or similar fee in connection with this Agreement or the other documents, agreements or transactions contemplated hereby.

         2.12     Territorial Restrictions.

                  Except as set forth on Schedule 2.12, the Company is not restricted by any agreement or understanding with any third party or by any writs, judgments or orders of any judicial or administrative body from carrying on or competing with its Business anywhere in the world.

         2.13     Taxes

         Except as disclosed in Schedule 2.13:

                  (a) The Company has (i) filed all Tax Returns required to be filed by any jurisdiction to which it is subject, (ii) paid in full on a timely basis, including any extensions, all Taxes due and claimed to be due by each such jurisdiction, subject to audit by the taxing authority of such jurisdiction, (iii) duly collected or withheld and timely paid, including any extensions, all Taxes required to be collected from others or deducted and withheld from any amounts paid to employees or others, and (iv) properly completed and filed all sales tax exemption certificates for sales where Tax was not charged. Such Tax Returns accurately and completely set forth all relevant items and accurately reflect the Tax Liabilities for such periods. No Tax deficiency or penalty has been asserted or threatened by any such jurisdiction against the Company. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction, nor, to the knowledge of the Company, its counsel, its representatives, and its tax advisers, is there any factual or legal basis for any such claim. There is no audit of any Tax Return of the Company in progress. The Company has not (i) waived any statute of limitations with respect to Tax obligations or agreed to any extension of time with respect to a Tax assessment or deficiency, (ii) been a party to any Tax allocation or sharing agreement, (iii) been a member of an affiliated group filing a consolidated federal income tax return, nor taken any other action that could result in Liability for Taxes of an affiliated group under Treas. Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise, or (iv) is currently the beneficiary of any extensions of time within which to file any Tax Return.

                  (b) The Company has not been a United States real property holding corporation within the meaning of Code ss.897(c)(2) during the applicable period specified in Code ss.897(c)(1)(A)(ii).

                  (c) To the knowledge of the Company, its counsel, its representatives, and its tax advisers, there is no threatened action, suit, proceeding, investigation, audit, or claim for or relating to Taxes, there are no matters under discussion with any Governmental Authorities with respect to Taxes that could result in a material additional amount of Taxes, and no Governmental Authority has indicated that it intends to audit any Tax Return of the Company.

                  (d) The earliest taxable period of the Company for which the statute of limitations is still open is the fiscal year ended December 31, 1999 for Pennsylvania state taxes, the fiscal year December 31, 1999 for New York state taxes and the fiscal year ended December 31, 1999 for federal income taxes. Schedule 2.13 lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company for all taxable periods for which the statute of limitations is still open, and indicates those income Tax Returns that have been audited and those that are currently the subject of an audit. The Sellers have delivered to the Purchaser correct and complete copies of all state, federal, and foreign income tax returns with respect to all taxable periods ending on or after December 31, 1999, for which the statute of limitations is still open.

                  (e) All material Tax elections that have been made by the Company are shown on Schedule 2.13.

                  (f) The Company (i) has not consented at any time under
Section 341(f) of the Code to have the provisions of Section 341(f)(2) of the Code apply to any disposition of any assets, (ii) except as disclosed in the financial statements of the Company, has not agreed, nor is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise that will affect the liability of the Company for Taxes, (iii) has not made an election, or is required, to treat any asset as owned by another person pursuant to the provisions of Section 168(f) of the Code or as tax-exempt bond financed property or tax-exempt use property within the meaning of section 168 of the Code, (iv) has not made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable state or local tax provision, or (v) does not own any material assets that were financed directly or indirectly with, or that directly or indirectly secure, debt the interest on which is tax-exempt under section 103(a) of the Code.

                  (g) The Company has not made or become obligated to make, nor will the Purchaser or the Company as a result of any event connected with any transaction contemplated herein and/or any termination of employment related to such transaction, make or become obligated to make, any "excess parachute payment," as defined in Section 280G of the Code (without regard to subsection
(b)(4) thereof).

                  (h) There are no liens for Taxes (other than for current Taxes that are not yet due and payable or are being contested in good faith) upon the assets of the Company.

                  (i) There are no joint ventures, partnerships, or other arrangements or contracts to which the Company is a party and that could be treated as a partnership for federal income tax purposes.

                  (j) The Company does not have and has not had a "permanent establishment" in any foreign country, as such term is defined in any applicable Tax treaty or convention between the United States and such foreign country or has otherwise taken steps that have exposed, or will expose, it to the taxing jurisdiction of a foreign country.

                  (k) The transaction contemplated herein, either by itself or in conjunction with any other transaction that the Company may have entered into or agreed to, will not give rise to any federal income tax liability under section 355(e) of the Code for which the Company may in any way be held liable.

         2.14     Contracts.

                  Schedule 2.14 contains an accurate and complete list of all material plans, arrangements, leases, contracts and agreements (referred to as "contracts") to which the Company is a party, by which its property is bound or affecting its business, whether written or oral, express or implied or having any other legally binding basis, including:

                  (a) any contract involving commitments to make expenditures, purchases or sales or any supplier contracts, involving $5,000 or more, except contracts terminable by the Company on not more than thirty days' notice without penalty or financial obligation;

                  (b) any contract relating to any direct or indirect indebtedness for, or securing repayment of, borrowed money;

                  (c) any contract directly or indirectly benefitting any affiliate of the Company or the Sellers;

                  (d) any collective bargaining, union, employment or consulting contract; any pension, stock option, bonus, incentive compensation, retirement, employee stock purchase, stock ownership, profit sharing, fringe benefit, severance pay, welfare, health, death benefit, disability, dental or any other employee benefit contract;

                  (e) any contract containing covenants limiting the freedom of the Company to compete in any line of business with any person or entity, or in any territory, except for customary territorial limitations contained in product authorization agreements with its vendors and suppliers with respect to certain product lines;

                  (f) any contract relating to patents, copyrights, trademarks, service marks trade names or other intellectual property;

                  (g) any executory contract with any sales agent, manufacturer, dealer, distributor or licensee of any products sold by the Company involving payments in excess of $5,000, restricting the rights, operations or business of the Company or containing a grant of rights to or by the Company;

                  (h) any tax-sharing contract;

                  (i) any indemnity or hold-harmless contract;

                  (j) any contract relating to the lease or sale to or by others of any real property; and

                  (k) any other material contract not in the ordinary course.

True, complete and correct copies of all written summaries of all oral contracts listed on Schedule 2.14 have been made available to Purchaser. Except as disclosed on Schedule 2.14, to the knowledge of Sellers all such contracts are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, and are in full force and effect to the knowledge of Sellers. Neither the Company nor any other party to any such contract is in material breach or default of its obligations thereunder, and there exists no event or condition (including the transactions contemplated by this Agreement) which has resulted or would result in a material breach or default thereunder upon the giving of notice, the passage of time or both.

         2.15     Assets; Inventory.

                  (a) The Company has good and marketable title to all of its assets, free and clear of all Encumbrances of any kind or description, including any conditional sale or other title retention agreements.

                  (b) As set forth on the April 5, 2000 Balance Sheet and on
Schedule 2.15, the Company's assets constitute all of the assets used or held for use by the Company in the conduct of its Business as conducted prior to the Closing and are in sufficiently good condition and repair to permit the operation of its Business after the Closing in the same manner as it was operated prior to the Closing. All of the inventory of the Company reflected on the April 5, 2000 Balance Sheet or subsequently acquired was acquired, and has been maintained, in the ordinary course of business and consists substantially of a quality, quantity and condition usable and saleable in the ordinary course of business. Except as set forth on Schedule 2.15, none of the inventory in the possession of the Company is held on consignment, and none of such inventory is consigned to third parties. The Company is not under any liability or obligation with respect to the return of inventory in the possession of any third parties.

         2.16     Environmental and Safety Matters.

                  (a) The Company: (i) has obtained all applicable Permits that are required to be obtained under all applicable federal, state or local laws or any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder ("Environmental Laws") relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic wastes into ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes by the Company (or its agents) except where the failure to have such a permit would not have a Material Adverse Effect; (ii) has been and is in material compliance with all terms and conditions of such required Permits, and has been and is in material compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws; (iii) has no knowledge, nor received notice, of any past or present violations of Environmental Laws or any event, condition, circumstance, activity, practice, incident, action or plan that is reasonably likely to interfere with or prevent continued compliance with Environmental Laws or that could give rise to any common law or statutory Liability, or otherwise form the basis of any claim, action, suit or proceeding, against the Company which would reasonably be likely to have a Material Adverse Effect based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste; and (iv) has taken all actions necessary under applicable Environmental Laws to register or give notice with respect to any products or materials required to be registered or noticed by the Company (or any of its agents) thereunder (including without limitation pursuant to any state and local "right to know" Laws).

         2.17     Customers, Product Vendors, Suppliers and Sales
                  Representatives.

                  (a) The customers, vendors and sales representatives listed on
Schedule 2.17(a) set forth: (i) the ten largest customers (in dollar volume) of the Company; (ii) the ten largest vendors (in dollar volume) of the Company; and
(iii) all sales representatives of the Company, all for the year period ended April 5, 2000. Except as described in Schedule 2.17(a), Sellers are not aware of any existing or anticipated changes since April 5, 2000 in the policies, plans or financial condition, of such customers, product vendors, suppliers or sales representatives that will materially and adversely affect the business of the Company.

                  (b) Except as disclosed on Schedule 2.17(b), to the knowledge of Sellers, no customer, product vendor, supplier or sales representative has reduced, canceled or otherwise terminated its relationship with the Company, or made any written or oral threat to reduce, cancel or terminate its relationship with the Company for any reason, including the consummation of the transactions contemplated hereby. To the knowledge of Sellers, no customer, product vendor, supplier or sales representative listed in Schedule 2.17(a) intends to cancel or otherwise terminate its relationship with the Company or to materially decrease its services or supplies to the Company or its usage of the services or products of the Company.

         2.18     Outstanding Commitments.

                  The Company is not bound by any commitments for the performance of services or delivery of products in excess of its ability to provide such services or deliver such products during the time available to satisfy such commitments. All outstanding commitments for the performance of services or delivery of products were made on a basis calculated to produce a profit under the circumstances prevailing when such commitments were made.

         2.19     Insurance.

                  Schedule 2.19 lists all insurance policies and contracts (including, without limitation, all life insurance, health insurance, death benefit and similar policies) currently maintained or maintained by the Company, Sellers or Sellers' affiliates for the benefit of the Company or with respect to the business conducted by the Company within the past five (5) years, indicating the insurer, the types and amounts of coverage, the applicable deductible, the expiration date, any additional loss payees or additional insureds and the cash surrender value (if applicable). Schedule 2.19 also lists any claims filed with respect to such policies within the past 12 (twelve) months, all open claims, the amounts paid with respect to claims filed and the amounts for each open claim. All such claims have been timely and properly submitted. Such policies, with respect to their amounts and types of coverage and limitations as to deductibles and self-insured retentions, are, to the knowledge of Sellers, adequate and customary to insure against risks to which the Company or any of the assets of the Company are normally exposed in the operation of the business conducted by the Company. Except as set forth on Schedule 2.19, the Company has not entered into any policy which provides for, and is not otherwise subject to, any retrospective premium adjustment with respect to any such policies.

         2.20     Employee Benefits.

                  (a) Schedule 2.20(a) lists all Plans maintained or contributed to by the Company (or any ERISA Affiliate) that provide or have provided benefits to or for any employee of the Company since the formation of the Company. The Company has made available to Purchaser copies of: each Plan; all amendments thereto; all related funding arrangements; all actuarial valuation reports since the formation of the Company; all Forms 5500 with schedules thereto for the most recent four years; the most recent determination letter issued by the Internal Revenue Service for each Pension Plan; and the most recent summary plan description.

                  (b) Except as indicated on Schedule 2.20(b) and except as directly results from the acts or omissions of Purchaser following the Closing, to the Company's knowledge

(i) each Plan referred to in 2.20(a) and related funding arrangements: are in form and have been administered in material compliance with all applicable laws, including, without limitation, ERISA and the Code; (ii) each Pension Plan referred to in 2.20(a) intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service with respect to such qualification or has been submitted timely to the Internal Revenue Service for such a favorable determination; (iii) each trust maintained in conjunction with a Pension Plan intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service with respect to the exemption thereof under Section 501(a) of the Code;
(iv) none of the Pension Plans referred to in 2.20(a) or related trusts has engaged in a transaction that could cause any of them to be liable for a civil penalty under Section 409 or 502(i) or any other section of ERISA or result in a tax under Section 4975 or 4976 or any other section of Chapter 43 of Subtitle D of the Code; (v) all amounts required to be paid by the Company to or pursuant to each of the Plans referred to in 2.20(a) on or before the Closing Date have been paid within the time periods required by the Plans or by law; (vi) no Pension Plan has incurred any "accumulated funding deficiency," as defined in
Section 412 of the Code; and (vii) no "reportable event" within the meaning of Title IV of ERISA has occurred with respect to any Pension Plan referred to in 2.20(a) subject thereto.

                  (c) Except as indicated on Schedule 2.20(c), the Company has never been a participating employer in or otherwise contributed to any Multiemployer Plan, and except as indicated on Schedule 2.20(c) no employees of the Company or of any ERISA Affiliate currently participate, or ever have participated, in any Multi-employer Plan.

                  (d) To Sellers' knowledge, no liability under Title IV of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that is reasonably likely to create liability under Title IV other than liability for premiums due the PBGC. To Sellers' knowledge, the PBGC has not instituted proceedings to terminate any Pension Plan in which the Company or any ERISA Affiliate participates, and no condition exists to the knowledge of the Company that is reasonably likely to present a risk that such proceedings will be instituted.

                  (e) To Sellers' knowledge, each Welfare Plan that provides medical benefits to employees of the Company or any ERISA Affiliate has been operated in compliance in all material respects with the requirements of Sections 601 through 608 of ERISA and Section 4980B of the Code ("COBRA") relating to the continuation of coverage under certain circumstances in which coverage would otherwise cease.

                  (f) Notice of any Plan or Benefit Arrangement required to be given by the Company to the Department of Labor under Section 2520.104-23 of Title 29 of the Code of Federal Regulations has been given.

                  (g) Any Plan maintained by the Company and required to satisfy the requirements of Section 125, Section 401(a), Section 401(k), Section 409,
Section 501(c)(9), Section 4975(e)(7) and/or Section 4980B of the Code satisfies such section in all material respects.

                  (h) Except as indicated on Schedule 2.20(h), to the Company's knowledge there is no audit which is in process by, or for which notification has been received from, any

Governmental Authority with respect to any Plan.

         2.21     Labor Matters; Employees.

                  (a) To Sellers' knowledge, the Company is in compliance in all material respects with all federal, state and local laws respecting employment and employment practices (including the Americans with Disabilities Act and the Family and Medical Leave Act), terms and conditions of employment, wages and hours, and nondiscrimination in employment. The Company has not been charged by The National Labor Relations Board in any unfair labor practice. To Sellers' knowledge, no present or former employee of the Company has filed within the applicable limitations periods or threatened any claim against the Company under any Law, employment agreement or otherwise, for any reason, including (i) wages or salary for any period other than the current payroll period, (ii) any violation of any Law relating to minimum wages or maximum hours of work, or
(iii) any violation of any law relating to age, race, gender, or national origin discrimination.

                  (b) To Sellers' knowledge, the Company is not a party to, or subject to any obligation, liability or commitment with respect to, any written or oral employment, compensation, consulting, collective bargaining, severance pay or similar agreement other than the agreements listed on Schedule 2.21.
Schedule 2.21 sets forth a payroll list as of the most recent available date, showing as of such date each employee of the Company and his or her social security number, annual salary and date of hire.

                  (c) Sellers know of no employee who intends to terminate his or her employment with the Company prior to or following the Closing.

         2.22     Product Liability.

                  The Company has not received notice or written information of any claim or allegation of death or personal injury, property or economic damage, any claim for punitive or exemplary damages, any claim for contribution or indemnification or any claim for injunctive relief in connection with any product sold or distributed or any service provided by it, except for routine warranty claims.

         2.23     Real Property.

                  (a) The Company owns no real property. Schedule 2.23(a) contains a complete listing of all real property leased or otherwise used or held for use in connection with the Company's Business. The Company has a valid leasehold interest to all such real property on the terms under which such real property was leased, free and clear of all Encumbrances, other than taxes and assessments, if any, both general and special, which are a lien but not yet due and payable and that do not, individually or in the aggregate, materially detract from the value of such leasehold interest or materially impair the use and operation of the real property in carrying on the Company's Business. There are no Encumbrances that would adversely affect the use of any such real property by Purchaser after the Closing Date, including, without limitation, in the operation of the Company's Business, for the same purposes and uses as such real property has been heretofore used by the Company. No third party has any right with respect to such real property (whether by option to purchase, land contract or otherwise).

                  (b) The lease for the Leased Real Property is in full force and effect. The Company has heretofore provided to Purchaser complete, true and correct copies of such leases, including any and all modifications or amendments thereof and any supplements thereto. All insurance, tax and other payments in respect of the Leased Real Property due or payable prior to the Closing Date have been or, as of the Closing Date, will have been paid. There is no material default with respect to any principal term on the part of any party thereto and to Sellers' knowledge no event has occurred or failed to occur which, with the giving of notice, the passage of time or both, would constitute a default by any party thereto. The lessor under each such lease has not waived, or extended the time for the performance of, any obligation of the Company. Except as set forth in Schedule 2.23(a), there are no security deposits or prepaid rent (including last month's rent in advance) with respect to the Leased Real Property.

         2.24     Banking Relationships.

                  Schedule 2.24 sets forth a true and complete list of each financial institution with which the Company has an account (giving the account number therefor) or safe deposit box and the names of the persons authorized at the date hereof to draw thereon or to have access thereto and all powers of attorney granted or executed on behalf of the Company.

         2.25     Disclosure.

                  No representation or warranty by Sellers in this Agreement and no statement by Sellers in any of the other documents or agreements or previously disclosed to Purchaser contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE III

             COVENANTS, REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser covenants, represents and warrants to Sellers as follows:

         3.1      Organization and Standing; Subsidiaries.

                  Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has all requisite corporate power and authority to own, lease and operate the properties and assets it now owns, operates and leases and to carry on its business and operations as currently and heretofore conducted, except where the failure to obtain authorization does not have a material adverse effect on Purchaser.

         3.2      Authorization.

                  Purchaser has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other documents and agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby. All corporate proceedings on the part of Purchaser that are necessary to execute, deliver and perform this Agreement and the other documents and agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby have been duly authorized and taken. Upon execution, this Agreement and the other documents and agreements contemplated hereby with respect to which Purchaser is a party have been duly executed and constitute valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

         3.3      Consents and Approvals; No Violation.

                  All shares of MedTech Stock to be exchanged under this Agreement have been duly authorized, validly issued, fully paid and nonassessable, and were not issued in violation of any preemptive rights and are free and clear of any Encumbrances. Neither the execution and delivery of this Agreement and the other documents and agreements contemplated hereby, nor the consummation of the transactions contemplated hereby or thereby, nor compliance with any of the provisions hereof: (i) conflict with any provision of the Certificate of Incorporation or the By-Laws of Purchaser; (ii) require any consent, waiver, approval, authorization or Permit of, or filing with or notification to, or any other action by, any Governmental Authority by Purchaser; (iii) constitute a material violation of any Law or any restriction imposed by any Governmental Authority which is applicable to Purchaser, or by which any of Purchaser's business, properties or assets may be bound or affected; or (iv) constitute a material violation of, breach or conflict with, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration of any obligation to pay or result in the material imposition of any Encumbrance upon any of its properties) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, Encumbrance, contract, Permit, Order or other instrument or obligation to which Purchaser is a party or by which any of Purchaser's business, properties or assets may be bound or affected.

         3.4      Litigation.

                  To the knowledge of Purchaser, no claim, action, suit, proceeding, inquiry or investigation has been instituted which threatens to restrain, prohibit or otherwise challenge the legality or validity of the transactions contemplated by this Agreement or the other documents or agreements contemplated herein.

         3.5      Investment.

                  Purchaser has acquired the Company Stock for its own account, for investment and not with a view to, or for the purpose of, the sale or distribution thereof.

         3.6      Disclosure.

                  No representation or warranty by Purchaser in this Agreement and no statement by Purchaser in any of the other documents or agreements or previously disclosed to Sellers contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV

                              ADDITIONAL COVENANTS

        4.1      Further Assurances; Cooperation.

                  The parties shall from time to time after the Closing, upon the request of any other party and without further consideration, execute, acknowledge and deliver in proper form any further instruments or documents, and take such further actions as such other party may reasonably require, to carry out effectively the intent of this Agreement and the other documents and agreements contemplated herein.

         4.2      Expenses.

                  Any expenses incurred by the parties in connection with the negotiation or execution of this Agreement and the other documents and agreements contemplated herein and the consummation of the transactions contemplated hereby and thereby, including expenses of accountants, counsel, brokers, finders, financial advisors and other representatives, shall be paid by the party incurring such expense.

         4.3      Cooperation on Tax Matters.

                  Purchaser, the Company and Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. No party shall file any Tax Return which is inconsistent with the express provisions of this Agreement. All Tax Returns relating to federal or state income or franchise taxes filed after the Closing affecting Sellers or the Company prior to the Closing shall be submitted to the Sellers for review at least seven (7) days prior to filing and Purchaser shall provide Sellers with reasonable access to all of the Company's books and records with respect thereto. Purchaser and Sellers further agree, upon request, to use their best efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby). Sellers further agree, upon request, to provide Purchaser with all information that is in Sellers' possession and that Purchaser may be required to report pursuant to
Section 6043 of the Code and all Treasury Regulations promulgated thereunder.

         4.4      Right of Access and Copies.

                  Purchaser shall make all of the Company's corporate books and records available to Sellers for inspection and copying for all periods prior to Closing for as long as any representations and warranties survive.

                                    ARTICLE V

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                                 INDEMNIFICATION

         5.1      Survival of Representations and Warranties.

                  All representations and warranties of Sellers and Purchaser contained herein or made pursuant hereto shall survive the Closing and any investigation at any time made by or on behalf of any party hereto until the second anniversary of the Closing Date; provided, however, that the representations and warranties contained in Sections 2.1, 2.4 and 2.5 shall survive indefinitely, and the representations and warranties contained in Sections 2.13, 2.15(a), 2.16, 2.20 and 2.22 shall survive until the termination of the applicable statute of limitation period. Notwithstanding the foregoing, if a claim with respect to a breach of a representation and warranty is made within the applicable period in accordance with the provisions hereinafter set forth, such claim and any related claim may continue to be asserted after such period. No party shall have liability under this Article V unless the notice specified in Section 5.5 is given prior to expiration of the period specified in this Section 5.1

         5.2      Indemnification of Purchaser.

                  Sellers agree to indemnify Purchaser from and against any Losses incurred by reason of (i) any Liability or obligation of the Company (including, without limitation, Liabilities and obligations with respect to environmental, employment, product liability and tax matters), except (a) as such Liabilities are reflected on the April 5, 2000 Balance Sheet, (b) as such Liabilities are incurred in the ordinary course of business after the April 5, 2000 Balance Sheet and prior to the Closing Date, (c) Liabilities described in the Schedules to this Agreement and (d) as such Liabilities arise from the operation and conduct of the Company and its Business by Purchaser subsequent to the Closing Date (ii) any breach of any representation, warranty, covenant or agreement of Sellers contained herein (excluding the representations and warranties contained in Section 2.1, 2.4, 2.5, 2.13, and 2.15(a) and the covenants contained in Sections 4.2 and 4.3), and (iii) the breach or inaccuracy of the representations and warranties set forth in Sections 2.1, 2.4, 2.5, 2.13, and 2.15(a), or the breach of the covenants set forth in Sections 4.2 and 4.3. Sellers shall be required to indemnify and hold Purchaser harmless under clauses
(i) and (ii) of this sentence only for Losses arising from a claim for breach that exceeds $5,000, and only when the aggregate amount of such Losses exceeds $50,000, in which case Sellers shall indemnify and hold Purchaser harmless only for the amount of such Losses in excess of the $50,000.

         5.3      Indemnification of Sellers.

                  Purchaser agrees to indemnify Sellers from and against any Losses incurred by reason of any breach of any representation, warranty, covenant or agreement of Purchaser contained herein; provided, however, that Purchaser shall be required to indemnify and hold Sellers harmless only for Losses arising from a claim for breach that exceeds $5,000 and only when the aggregate amount of such Losses exceeds $50,000, in which case Purchaser shall indemnify and hold Sellers harmless only for the amount of Losses in excess of the $50,000.

         5.4      Limitation on Liability.

                  The maximum liability of Sellers, on the one hand, and Purchaser, on the other hand, under the foregoing Section 5.2 or 5.3, as applicable, shall not exceed the Purchase Price. Any claim arising out of this Agreement, whether asserted as a breach of contract, misrepresentation, breach of warranty, tort, violation of law or otherwise, shall be brought under and in accordance with and subject to all of the provisions of this Article V. The amount to which any indemnified party shall be entitled to hereunder shall be reduced by (i) any tax benefit actually realized by such indemnified party and (ii) any insurance proceeds received by an indemnified party on account of the Claim irrespective of the party that paid for such insurance; provided the indemnifying party compensates for any increase in insurance premiums. The parties agree that all indemnification payments hereunder will be deemed adjustments to the Purchase Price.

         5.5      Assertion of Claims.

                  (a) The parties shall be free to bring all differences of interpretation and disputes arising in connection with this Agreement to the attention of the other at any time without prejudicing their harmonious relationship and operations hereunder, and the good offices and facilities of either party shall be available at all times for the prompt and effective adjustment of any and all such differences, either by mail, telephone or personal meeting under friendly and courteous circumstances.

                  (b) If a party claims ("Claiming Party") that it is entitled to indemnification under this Article, notice of such claim (the "Claim") shall be given to the party from whom the Claiming Party seeks indemnification (the "Indemnifying Party"), designating such claim with specificity. The parties shall negotiate in good faith to determine the validity and the value of the Claim. If the parties cannot reach an agreement as to the value of the Claim, then such Claim shall be submitted to a mutually acceptable party for arbitration in accordance with the Commercial Rules of the American Arbitration Association, and the decision of such arbitrator shall be final and binding upon the parties for all arbitration rulings awarding less than One Hundred Thousand Dollars ($100,000) in damages. To the extent damages awarded pursuant to any such ruling exceed One Hundred Thousand Dollars ($100,000), such ruling shall be reviewable by a court with competent jurisdiction. The prevailing party in any action brought before an arbitrator or any court shall be entitled to recover all costs, including fees and expenses of counsel.

                  (c) The Indemnifying Party, upon notice to the Claiming
Party that the Indemnifying Party has assumed responsibility for a Claim initiated by a third party, shall thereupon have the right to defend, compromise or settle such Claim, in any manner in which it may determine, in its sole discretion, provided that the Claiming Party is not subject to any limitation to its business, damages, costs or expenses as a result of such settlement. Subject to the provisions of the foregoing sentence, the Claiming Party shall have the right to retain counsel of its own selection, at its own expense, and to participate in the defense of such Claim.

                                   ARTICLE VI

                            CONDITIONS TO THE CLOSING

         6.1      Conditions to Obligations of Purchaser.

                  The obligation of Purchaser to consummate the transactions contemplated in this Agreement is subject to the following conditions, which conditions may be waived by Purchaser:

                  (a) Sellers shall deliver those documents and agreements set forth in Section 1.5 of this Agreement

         6.2      Condition to Obligations of Sellers.

                  The obligation of Sellers to consummate the transactions contemplated in this Agreement is subject to the condition, which condition may be waived by Sellers, that Purchaser shall have delivered those documents and agreements set forth in Section 1.6 of this Agreement.

                                   ARTICLE VII

                                  MISCELLANEOUS

         7.1      Parties in Interest; No Third-Party Beneficiaries.

                  (a) This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors, heirs, representatives and permitted assigns. This Agreement and the rights and obligations of Sellers and Purchaser hereunder may not be assigned by either of the parties hereto without the prior written consent of the other Party.

                  (b) This Agreement is not intended, nor shall it be construed, to confer any rights or remedies under or by reason of this Agreement upon any Person except the parties hereto and their heirs, representatives, successors and permitted assigns.

         7.2      Exhibits and Schedules.

                  All exhibits and schedules attached hereto and referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

         7.3      Entire Agreement.

                  This Agreement, along with all other exhibits, documents, schedules, certificates and instruments referred to herein or therein, embodies the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement. This Agreement supersedes all prior agreements, arrangements and understandings of the parties with respect to such transaction.

         7.4      Waiver of Compliance.

                  No amendment, modification, alteration, supplement or waiver of compliance with any obligation, covenant, agreement, provision or condition hereof or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing executed by all of the parties hereto, or, in the case of a waiver, the party against whom enforcement of any waiver is sought. Any waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, provision or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         7.5      Enforceability.

                  If any term, provision, covenant or restriction of this Agreement or the application thereof to any Person or circumstance should be held by an administrative agency or court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of this Agreement and the application of such term, provision, covenant or restriction to other Persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by Law. Further, it is the intent of the parties that if any term, provision, covenant or restriction of the Agreement should be held to be invalid, void or unenforceable as to any Person or circumstance, then such term, provision, covenant or restriction shall be modified to the extent necessary in order to render the same enforceable, consistent with the expressed objectives of the parties hereto for entering into this Agreement.

         7.6      Counterparts.

                  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         7.7      Publicity.

                  Purchaser shall have complete control over the content and timing of any public announcement concerning this Agreement or the transactions contemplated herein. Sellers shall not make any public announcement concerning this Agreement or the transactions contemplated herein without first obtaining the consent of the Purchaser.

         7.8      Headings.

                  The table of contents, article and section headings contained in this Agreement are for convenience only and shall not control or affect in any way the meaning or interpretation of the provisions of this Agreement.

         7.9      Governing Law.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         7.10     Notices.

                  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) at the time of delivery, if personally delivered or telecopied (with confirmation of receipt), (ii) the next day, if delivered by nationally recognized overnight express service, or (iii) in five (5) days, if sent by registered or certified mail (postage prepaid, return receipt requested), to the parties at the following addresses:

(a)   If to Purchaser to:       MedTech Diagnostics, Inc.
                                900 Third Avenue
                                Suite 201
                                New York, New York  10022
                                Fax Number:  (212) 750-8660

        with a copy to:         James A. Prestiano
                                317 Madison Avenue

                                Suite 2310
                                New York, New York  100217

(b)     If to Sellers:          Michael Park
                                957 Johnson Street
                                Elmira, New York 14901

                                Andrew Patros
                                1127 Pennsylvania Avenue
                                Elmira, New York  14904

                                Robert Park
                                45 Morris Drive
                                Sicklerville, New Jersey 08081

or to such other address as the Person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above, provided that notice of a change of address shall be deemed given only upon receipt.

                                  ARTICLE VIII

                               CERTAIN DEFINITIONS

         8.1      Definitions.

                  For purposes of this Agreement, the following terms shall have the meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Agreement" shall have the meaning provided in the introduction to this Stock Purchase Agreement.

                  "Benefit Arrangements" shall mean all bonus, incentive compensation, individual employment contract, consulting contracts, termination, severance pay, holiday, vacation, termination, severance pay, sick pay, sick leave, disability, tuition refund, relocation, fringe benefit, collective bargaining agreements and other policies or practices of the Company providing employee or executive compensation or benefits to employees, officers or directors of the Company.

                  "Business" shall have the meaning provided in the recitals to this Agreement.

                  "Claim" shall have the meaning set forth in Section 5.5(b).

                  "Claiming Party" shall have the meaning set forth in Section 5.5(b).

                  "Closing" shall mean the consummation of the transactions contemplated by this Agreement.

                  "Closing Date" shall have the meaning set forth in Section
1.4.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Company" shall have the meaning provided in the recitals to this Agreement.

                  "Company Stock" shall have the meaning set forth in the recitals to this Agreement.

                  "Encumbrance" shall mean any lien, encumbrance, proxy, voting trust arrangement, dower rights, pledge, security interest, collateral security agreement, financing statement (and similar notices) filed with any Governmental Authority, claim (including any claim as defined in the Code), charge, equities, mortgage, pledge, burden, occupancy agreement, encroachment, objection, title defect, option, easement, condition, reservation, covenant, restrictive covenant, servitude, right-of-way, restriction on transfer of any nature whatsoever and, for leased property or assets, lien or interest of the lessor or of any mortgagee of the lessor arising by operation of law or pursuant to the terms of the lease.

                  "Environmental Laws" shall have the meaning provided in
Section 2.16(a) hereof.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations promulgated thereunder.

                  "ERISA Affiliate" shall mean an entity that would be treated as a single employer with the Company under Section 414 of the Code.

                  "Governmental Authority" shall mean any government authority or political subdivision thereof, whether federal, state, local or foreign, or any agency, department, commission, board, bureau, court, tribunal, body, administrative or regulatory authority or instrumentality of any such government or political subdivision.

                  "Law" shall mean any law (including common law), rule, regulation, restriction (including building or zoning code), code, statute, ordinance, order, writ, injunction, judgment, decree or other requirement of a Governmental Authority.

                  "Leased Real Property" shall mean the real property leased by the Company, all of which is used in the Company's business.

                  "Liability" shall mean any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due), including any liability for Taxes.

                  "Losses" shall mean and include all demands, claims, actions, causes of action, assessments, damages, losses, liabilities, judgments, settlements, fines, penalties, sanctions, costs and expenses (whether absolute, accrued, conditional or otherwise), including, without limitation, interest, penalties, out-of-pocket expenses and reasonable attorneys' fees as incurred, and all other reasonable costs of investigating and defending third-party claims as incurred.

                  "April 5, 2000 Balance Sheet" shall mean the balance sheet of the Company as of April 5, 2000.

                  "Material Adverse Effect" shall mean a material adverse effect on the Company's

Business or financial condition.

                  "Multiemployer Plan" shall mean a Plan which is a multi-employer pension plan as defined in Section 3(37)(A) of ERISA.

                  "Order" shall mean any order, judgment, injunction, award, decree, writ, rule or similar action of any Governmental Authority.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

                  "Pension Plan" shall mean any Plan that is an "employee benefit pension plan" as such term is defined in Section 3(2) of ERISA.

                  "Permit" shall mean any franchise, license, certificate, approval, number, registration, permit, authorization, order or approval of, and any required registration with, any Governmental Authority.

                  "Person" shall mean any individual, partnership, firm, trust, association, corporation, joint venture, joint stock company, unincorporated organization, Governmental Authority or other entity.

                  "Plan" shall mean any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation day, dependent care, legal services, educational assistance, relocation assistance, cafeteria, life, health, accident, disability, workers' compensation or other insurance, death benefit agreements, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including but not limited to an "employee benefit plan" within the meaning of Section 3(3) of ERISA, which provides compensation or benefits to employees, officers or directors of the Company.

                  "Purchase Price" shall have the meaning provided in
Section 1.2.

                  "Purchaser" shall have the meaning provided in the introduction to this Agreement.

                  "Sellers" shall have the meaning provided in the introduction to this Agreement.

                  "Subsidiary" shall mean any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

                  "Tax" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value-added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

                  "Tax Return" shall mean any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereof.

                  "Welfare Plans" shall mean all plans which are employee welfare benefit plans as defined in Section 3(1) of ERISA.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                             PURCHASER:

ATTEST:                                      MEDTECH DIAGNOSTICS, INC.


                                    By:
----------------------------           --------------------------------
                                         Name: Steven N. Bronson Date
                                         Title:   President


WITNESS:                            SELLER:


----------------------------        -----------------------------------
                                        Michael Park  Date


WITNESS:                            SELLER:


----------------------------        -----------------------------------
                                        Andrew Patros  Date


WITNESS:                            SELLER:


----------------------------        -----------------------------------
                                        Robert Park  Date


STATE OF NEW YORK                           )
                                            )ss.
COUNTY OFNEW YORK                           )

         The foregoing instrument was subscribed to, sworn, and acknowledged before me this ____ day of April, 2000, by Steven N. Bronson who stated that he is president of MedTech

Diagnostics, Inc., and that he acted with full power and authority to accomplish the purposes of the foregoing Stock Purchase Agreement.

         Witness my hand and official seal.

                                              -------------------------
                                                  Notary Public

My commission expires: ___________


STATE OF NEW YORK                           )
                                            )ss.
COUNTY OF                                   )

         The foregoing instrument was subscribed to, sworn, and acknowledged before me this ____ day of April, 2000, by Michael Park who stated that he is a Seller as described in the foregoing Stock Purchase Agreement, and acted with full power and authority to accomplish the purposes of the foregoing Stock Purchase Agreement.

         Witness my hand and official seal.

                                              --------------------------
                                                  Notary Public

My commission expires: _____________

STATE OF NEW YORK                           )
                                            )ss.
COUNTY OF                                   )

         The foregoing instrument was subscribed to, sworn, and acknowledged before me this ____ day of April, 2000, by Andrew Patros who stated that he is a Seller as described in the foregoing Stock Purchase Agreement, and acted with full power and authority to accomplish the purposes of the foregoing Stock Purchase Agreement.

         Witness my hand and official seal.

                                              -----------------------
                                                 Notary Public

My commission expires: _____________



STATE OF                                    )
                                            )ss.
COUNTY OF                                   )

         The foregoing instrument was subscribed to, sworn, and acknowledged before me this ____ day of April, 2000, by Robert Park who stated that he or she is a Seller as described in the foregoing Stock Purchase Agreement, and acted with full power and authority to accomplish the purposes of the foregoing Stock Purchase Agreement.

         Witness my hand and official seal.

                                                 --------------------------
                                                   Notary Public

My commission expires: _____________


                                                 List of Exhibits

Exhibit A               -    Employment Agreement of Michael Park
Exhibit B               -    Employment Agreement of Andrew Patros
Exhibit C               -    Employment Agreement of Robert Park
Exhibit D               -    Opinion of Counsel to Sellers


                                                 List of Schedules

Schedule 2.2(b)         -    Subsidiaries, Joint Ventures, Etc.
Schedule 2.5            -    Capitalization
Schedule 2.6            -    Violations, Breaches, Etc.
Schedule 2.7            -    Undisclosed Liabilities
Schedule 2.8(a)         -    Financial Statements
Schedule 2.8(b)         -    Operations Not in Ordinary Course
Schedule 2.10(a)        -    Litigation
Schedule 2.10(c)        -    Intellectual Property
Schedule 2.12           -    Territorial Restrictions
Schedule 2.13           -    Tax Matters
Schedule 2.14           -    Material Contracts
Schedule 2.15           -    Assets, Inventory
Schedule 2.17(a)        -    Customers, Product Vendors, Suppliers and Sales
                             Representatives
Schedule 2.17(b)        -    Termination of Relationships
Schedule 2.19           -    Insurance and Claims
Schedule 2.20(a)        -    Employer Benefits
Schedule 2.20(b)        -    Administration of Employer Benefits Not in
                             Compliance With Law
Schedule 2.20(c)        -    Multiemployer Plans
Schedule 2.20(h)        -    Audits
Schedule 2.21           -    Employee Agreements
Schedule 2.23(a)        -    Leases
Schedule 2.24           -    Banking Relationships

                                                                       EXHIBIT A

                              EMPLOYMENT AGREEMENT

                  This EMPLOYMENT AGREEMENT (the "Agreement"), dated as of April 24, 2000, is entered into between DELOTTO SYSTEMS, INC., a Pennsylvania corporation (the "Company"), a wholly owned subsidiary of MEDTECH DIAGNOSTICS, INC. ("MedTech"), located at 900 Third Avenue, Suite 201, New York, New York 10022, and MICHAEL PARK residing at 957 Johnson Street, Elmira, New York 14901 ("Employee").

                              W I T N E S S E T H :
                               - - - - - - - - - -

                  WHEREAS, the Company desires to employ the Employee and to be assured of his services on the terms and conditions hereinafter set forth; and

                  WHEREAS, the Employee is willing to accept such employment on such terms and conditions.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Company and the Employee hereby agree as follows:

                  1. Employment. The Company hereby employs the Employee as Director of Technology of the Company, and the Employee accepts such employment, upon the terms and subject to the conditions set forth in this Agreement.

                  2. Term. The term of this Agreement shall commence on the date hereof and terminate on April 23, 2002 (the "Term"), subject to earlier termination pursuant to the provisions of Section 10 hereof.

                  3. Duties. During the term of this Agreement, the Employee shall serve as the Director of Technology of the Company and shall perform all duties commensurate with his position (including, but not limited to, those heretofore performed by the Employee) and as may be assigned to him by the Board of Directors of the Company or the Chief Executive Officer of the Company and subject to the control of the Board of Directors and the Chief Executive Officer of the Company. The Employee shall devote his full business time and energies to the business and affairs of the Company and shall use his best efforts, skills and abilities to promote the interests of the Company and to diligently and competently perform the duties of his position.

                  4. Compensation, Benefits, Options and Incentive Bonus.

                  4.1 Base Salary. During the term of this Agreement, as compensation for the proper and satisfactory performance of all duties to be performed by Employee hereunder, the Company shall pay to Employee a base salary of $65,000.00 per annum for the first year of this Employment Agreement, payable in equal bi-weekly installments of $2,500.00 each, payable on the first and fifteenth day of each month, less required deductions for state and federal withholding tax, Social Security, and other employee taxes. For the second year of this Employment Agreement Michael Park shall receive a raise in his annual salary, exclusive of bonus and/or participation in MedTech's stock incentive plan;

                  4.2 Bonus Compensation. Employee shall be entitled to earn and receive bonus compensation provided that certain performance goals are achieved by the Company. Bonuses shall be granted in accordance with a bonus plan to be adopted by the Company, the terms and conditions of which shall be determined by the Board of Directors of MedTech in conjunction with Michael Park, Robert Park and Andrew Patros, and implemented within 120 days of the execution of this Employee Agreement.

                  4.3 Participation in Stock Incentive Plan. Employee shall be entitled to participate in MedTech's 2000 Stock Incentive Plan.

                  4.4 Vacation and Sick Leave. Employee shall be entitled to an aggregate of two (2) weeks of paid vacation per year, and five (5) days of paid sick leave per year, during the term hereof, prorated for any portion of a year to the date of termination. The timing and duration of any vacation shall be subject to the prior written approval of the Company, in its discretion.

                  4.5 Employee Benefit Plans. At all times during the term of this Agreement the Employee shall be provided the opportunity to participate in all health, pension and welfare plans, programs and benefits (the "Plans") offered generally to all employees of MedTech.

                  4.6 No Accumulation. The fringe benefits described in this paragraph accrue on an annual basis, and Employee shall not be entitled to accumulate unused vacation, sick leave, or other fringe benefits from year to year, without the prior written consent of the Company. Further, employee shall not be entitled to receive payments in lieu of any compensation or payment for or in lieu of said fringe benefits prorated to the date of termination of this Agreement.

                  5. Reimbursement of Business Expenses. During the term of this Agreement, upon submission of proper invoices, receipts or other supporting documentation satisfactory to the Company and in specific accordance with such guidelines as may be established from time to time by the Company's Board of Directors, the Employee shall be reimbursed by the Company for all reasonable business expenses actually and necessarily incurred by the Employee on behalf of the Company in connection with the performance of services under this Agreement.

                  6. Representations.

                  6.1 Employability. The Employee represents and warrants that he is not party to, or bound by, any agreement or commitment, or subject to any restriction, including, but not limited to agreements related to previous employment containing confidentiality or non-compete covenants, which in the future may have a possibility of adversely affecting the business of the Company or the performance by the Employee of his duties under this Agreement.

                  6.2 Awareness of Certain Employment Regulations. The Employee represents and warrants that he is aware that there are laws and regulations that prohibit discrimination in the workplace based upon, among other things, race, religion, gender, and national origin such as Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 2000e et. seq., and similar laws adopted by the states (the "Discrimination Laws"). Employee represents and warrants that he will abide by the Discrimination Laws in the performance of his duties under this Agreement. The Employee, further, represents and warrants that if he becomes aware of any violation or potential violation of the Discrimination Laws that he will immediately notify the Company, in writing, of any such violation or potential violation of the Discrimination Laws.

                  7. Confidentiality. For purposes of this Section 7, all references to the Company shall be deemed to include MedTech and all of the Company's and MedTech's affiliates and subsidiaries.

                           (a)      Confidential Information.  The Employee
acknowledges that as a result of his employment with the Company, the Employee has and will continue to have knowledge of, and access to, proprietary and confidential information of the Company, including, without limitation, designs, software, computer code, copyrighted materials, intellectual property, inventions, trade secrets, technical information, know-how, plans, specifications, methods of operations, financial and marketing information and the identity of customers and suppliers (collectively, the "Confidential Information"), and that such information, even though it may be contributed, developed or acquired by the Employee, constitutes valuable, special and unique assets of the Company developed at great expense which are the exclusive property of the Company. Accordingly, the Employee shall not, at any time, either during or subsequent to the term of this Agreement, use, reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity, any of the Confidential Information without the prior written consent of the Company, except to responsible officers and employees of the Company and other responsible persons who are in a contractual or fiduciary relationship with the Company and who have a need for such information for purposes in the best interests of the Company, and except for such information which is or becomes of general public knowledge from authorized sources other than the Employee. The Employee acknowledges that the Company would not enter into this Agreement without the assurance that all such Confidential Information will be used for the exclusive benefit of the Company.

                           (b)      Return of Confidential Information.  Upon
the termination of Employee's employment with the Company, the Employee shall promptly deliver to the Company all CD ROMS, floppy disks, hard drives or other computer storage devices, computers, drawings, manuals, letters, notes, notebooks, reports and copies thereof and all other materials relating to the Company's business, including without limitation any materials incorporating Confidential Information, which are in the Employee's possession or control.

                           (c)      Work for Hire.  The Employee will promptly
disclose to the Company all designs, software, computer code, processes, inventions, improvements, discoveries and other information related in any way to the business of the Company (collectively "developments") conceived, developed or acquired by him alone or with others during the term of this Employment Agreement, whether or not conceived during regular working hours, through the use of Company time, material or facilities or otherwise. All such developments shall be considered work for hire and the Company shall be the sole and exclusive owner os such developments. Upon request the Employee shall deliver to the Company all CD ROMS, floppy disks, hard drives or other computer storage devices, computers, drawings, models or other data and records relating to such developments. In the event any such developments shall be deemed by the Company to be patentable or copyrightable, the Employee shall, at the expense of the Company, assist the Company in obtaining any patents or copyrights thereon and execute all documents and do all other things necessary or proper to obtain letters patent and copyrights and to vest the Company with full title thereto.

                  8. Non-competition. For purposes of this Section 8, all references to the Company shall be deemed to include MedTech and all of the Company's and MedTech's affiliates and subsidiaries. The Employee will not utilize his special knowledge of the business of the Company and his relationships with customers, suppliers of the Company and others to compete with the Company. During the Term of this Agreement and for a period of two (2) years after the expiration or termination of this Agreement (provided, however, that in the event that this Agreement is terminated prior to the expiration of the Term, the Employee shall be bound by the provisions of this Section 8 during the time period that would have remained under the Term, plus a period of two
(2) years thereafter), the Employee shall not engage, directly or indirectly or have an interest, directly or indirectly, in any geographic area where the Company at that point in time does business or in which its products or services are marketed, alone or in association with others, as principal, officer, agent, employee, director, partner or stockholder (except with respect to his employment by the Company), or through the investment of capital, lending of money or property, rendering of services or otherwise, in any business competitive with or substantially similar to that engaged in by the Company (it being understood hereby, that the ownership by the Employee of two percent (2%) or less of the stock of any company listed on a national securities exchange shall not be deemed a violation of this Section 8). During the same period, the Employee shall not, and shall not permit any of his employees, agents or others under his control to, directly or indirectly, on behalf of himself or any other person, (i) call upon, accept business from, or solicit the business of any person who is, or who had been at any time during the preceding two (2) years, a customer of the Company or any successor to the business of the Company, or otherwise divert or attempt to divert any business from the Company or any such successor, or (ii) directly or indirectly recruit or otherwise solicit or induce any person who is an employee of, or otherwise engaged by, the Company or any successor to the business of the Company to terminate his or her employment or other relationship with the Company or such successor, or hire any person who has left the employ of the Company or any such successor during the preceding two (2) years. The Employee shall not at any time, directly or indirectly, use or purport to authorize any person to use any name, mark, logo, trade dress or other identifying words or images which are the same as or similar to those used at any time by the Company in connection with any product or service, whether or not such use would be in a business competitive with that of the Company.

                  9. Remedies. The restrictions set forth in Sections 7 and 8 are considered by the parties to be fair and reasonable. The Employee acknowledges that the restrictions contained in Section 7 and 8 will not prevent him from earning a livelihood. The Employee further acknowledges that the Company would be irreparably harmed and that monetary damages would not provide an adequate remedy in the event of a breach of the provisions of Sections 7 or 8.

Accordingly, the Employee agrees that, in addition to any other remedies available to the Company, the Company (i) shall be entitled to specific performance, injunction, and other equitable relief to secure the enforcement of such provisions, (ii) shall not be required to post bond in connection with seeking any such equitable remedies, and (iii) shall be entitled to receive reimbursement from the Employee for all attorneys' fees and expenses incurred by the Company in enforcing such provisions. If any provisions of Sections 7, 8, or 9 relating to the time period, scope of activities or geographic area of restrictions is declared by a court of competent jurisdiction to exceed the maximum permissible time period, scope of activities or geographic area, the maximum time period, scope of activities or geographic area, as the case may be, shall be reduced to the maximum which such court deems enforceable. If any provisions of Sections 7, 8, or 9 other than those described in the preceding sentence are adjudicated to be invalid or unenforceable, the invalid or unenforceable provisions shall be deemed amended (with respect only to the jurisdiction in which adjudication is made) in such manner as to render them enforceable and to effectuate as nearly as possible the original intentions and agreement of the parties.

                  10. Termination. This Agreement may be terminated prior to the expiration of the Term set forth in Section 2 upon the occurrence of any of the events set forth in, and subject to the terms of, this Section 10.

                           (a)      Death.  This Agreement will terminate
immediately and automatically upon the death of the Employee.

                           (b)      Disability.  This Agreement may be
terminated at the Company's option, immediately upon notice to the Employee, if the Employee shall suffer a permanent disability. For the purposes of this Agreement, the term "permanent disability" shall mean the Employee's inability to perform his duties under this Agreement for a period of ninety (90) consecutive days due to illness, accident or any other physical or mental incapacity, as determined by the Board of Directors of the Company. In the event that a dispute arises with respect to the disability of the Employee, the parties shall each select a duly licensed medical doctor to make such a determination. If the two doctors so selected cannot agree on a determination, they will mutually select a third duly licensed medical doctor and the decision of the majority of the three doctors will be binding.

                           (c)      Cause.  This Agreement may be terminated at
the Company's option, immediately upon notice to the Employee, upon: (1) breach by the Employee of any material provision of this Agreement; (2) breach by the Employee of any fiduciary duty to the Company, or any of its affiliates or subsidiaries; (3) gross negligence or willful misconduct of the Employee in connection with the performance of his duties under this Agreement; (4) Employee's failure to perform (i) any of his duties or responsibilities required pursuant to this Agreement, or (ii) any reasonable directive of the Chief Executive Officer or Board of Directors of the Company, however, Employee's refusal to relocate outside of Chemung County, New York and the surrounding area, including the Ithaca, New York area, shall not be considered a failure to perform a reasonable directive; (5) fraud, criminal conduct, dishonesty or embezzlement by the Employee; or (6) Employee's misappropriation for personal use of any assets (having in excess of nominal value) or business opportunities of the Company; provided that in any such case with respect to any such breach that is capable of being cured, the Employee is afforded a ten (10)-day cure period for such monetary breaches and a thirty
(30)-day cure period for such non-monetary breaches.

                           (d)      Termination by Employee.  This Agreement may
be terminated by Employee prior to the expiration of the Term set forth in
Section 2 upon three (3) months written notice to the Company, which notice may not be given prior to nine (9) months following the date hereof.

                           (e)      Effect of Termination.  Upon the termination
of this Agreement pursuant to this Section 10, the Employee shall be entitled to his Compensation to the date of termination as set forth in this Section 10, and after such date shall not be entitled to any Compensation, benefits or other rights granted herein to the Employee.

                  11.      Miscellaneous.

                           (a)      Survival.  The provisions of Sections 7, 8,
and 9 shall survive the termination of this Agreement.

                           (b)      Entire Agreement.  This Agreement sets forth
the entire understanding of the parties and merges and supersedes any prior or contemporaneous agreements between the parties pertaining to the subject matter hereof.

                           (c)      Modification.  This Agreement may not be
modified or terminated orally, and no modification, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the same is sought to be enforced.

                           (d)      Waiver.  Failure of a party to enforce one
or more of the provisions of this Agreement or to require at any time performance of any of the obligations hereof shall not be construed to be a waiver of such provisions by such party nor to in any way affect the validity of this Agreement or such party's right thereafter to enforce any provision of this Agreement, nor to preclude such party from taking any other action at any time which it would legally be entitled to take.

                           (e)      Successors and Assigns.  Neither party shall
have the right to assign this Agreement, or any rights or obligations hereunder, without the consent of the other party; provided, however, that upon the sale of all or substantially all of the assets, business and goodwill of the Company to another company, or upon the merger or consolidation of the Company with another company, this Agreement shall inure to the benefit of, and be binding upon, both Employee and the company purchasing such assets, business and goodwill, or surviving such merger or consolidation, as the case may be, in the same manner and to the same extent as though such other company were the Company; and provided, further, that the Company shall have the right to assign this Agreement to any affiliate or subsidiary of the Company or MedTech. Subject to the foregoing, this Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their legal representatives, heirs, successors and assigns.

                           (f)      Communications.  All notices, requests,
demands and other communications under this Agreement shall be in writing and shall be deemed to have been given at the time personally delivered or when mailed in any United States post office enclosed in a registered or certified postage prepaid envelope and addressed to the addresses set forth below, or to such other address as any party may specify by notice to the other party; provided, however, that any notice of change of address shall be effective only upon receipt.

                  To the Company:           DelOtto Systems, Inc.
                                            c/o MedTech Diagnostics, Inc.
                                            901 Third Avenue, Suite 201
                                            New York, New York 10022
                                            Attn.: Steven N. Bronson
                                            -----

                  To the Employee:          Mr. Michael Park
                                            957 Johnson Street
                                            Elmira, New York 14901

                           (g)      Severability.  If any provision of this
Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall not affect the validity and enforceability of the other provisions of this Agreement and the provision held to be invalid or unenforceable shall be enforced as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

                           (h)      Jurisdiction; Venue.  This Agreement shall
be subject to the exclusive jurisdiction of the courts of New York County, New York. Any breach of any provisions of this Agreement shall be deemed to be a breach occurring in the State of New York by virtue of a failure to perform an act required to be performed in the State of New York, and the parties irrevocably and expressly agree to submit to the jurisdiction of the courts of New York County, New York for the purpose of resolving any disputes among them relating to this Agreement or the transactions contemplated by this Agreement.

                           (i)      Governing Law.  This Agreement is made and
executed and shall be governed by the laws of the State of New York, without regard to the conflicts of law principles thereof.

                           (j)      No Third-Party Beneficiaries.  Each of the
provisions of this Agreement is for the sole and exclusive benefit of the parties hereto and shall not be deemed for the benefit of any other person or entity.

                  IN WITNESS WHEREOF, each of the parties hereto have duly executed this Agreement as of the date set forth above.

                                      DELOTTO SYSTEMS, INC.

                                      By:___________________________
                                         Steven N. Bronson

                                      Title:


                                      EMPLOYEE

                                      ------------------------------
                                      Michael Park

AGREED TO AND ACCEPTED WITH
RESPECT TO SECTIONS 4, 7, 8 and 9 ONLY:

MEDTECH DIAGNOSTICS, INC.

By:_______________________________
   Steven N. Bronson
   Title: President

                                                                       EXHIBIT B

                              EMPLOYMENT AGREEMENT

                  This EMPLOYMENT AGREEMENT (the "Agreement"), dated as of April 24, 2000, is entered into between DELOTTO SYSTEMS, INC., a Pennsylvania corporation (the "Company"), a wholly owned subsidiary of MEDTECH DIAGNOSTICS, INC. ("MedTech"), located at 900 Third Avenue, Suite 201, New York, New York 10022, and ROBERT PARK residing at 45 Morris Drive, Sicklerville, New Jersey 08081 ("Employee").

                              W I T N E S S E T H :
                               - - - - - - - - - -

                  WHEREAS, the Company desires to employ the Employee and to be assured of his services on the terms and conditions hereinafter set forth; and

                  WHEREAS, the Employee is willing to accept such employment on such terms and conditions.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Company and the Employee hereby agree as follows:

                  11. Employment. The Company hereby employs the Employee as Director of Business Development of the Company, and the Employee accepts such employment, upon the terms and subject to the conditions set forth in this Agreement.

                  12. Term. The term of this Agreement shall commence on the date hereof and terminate on April 23, 2002 (the "Term"), subject to earlier termination pursuant to the provisions of Section 10 hereof.

                 13. Duties. During the term of this Agreement, the Employee shall serve as the Director of Business Development of the Company and shall perform all duties commensurate with his position (including, but not limited to, those heretofore performed by the Employee) and as may be assigned to him by the Board of Directors of the Company or the Chief Executive Officer of the Company and subject to the control of the Board of Directors and the Chief Executive Officer of the Company. The Employee shall devote his full business time and energies to the business and affairs of the Company and shall use his best efforts, skills and abilities to promote the interests of the Company and to diligently and competently perform the duties of his position.

                  14. Compensation, Benefits, Options and Incentive Bonus.

                 4.1 Base Salary. During the term of this Agreement, as compensation for the proper and satisfactory performance of all duties to be performed by Employee hereunder, the Company shall pay to Employee a base salary of $60,000.00 per annum for the first year of this Employment Agreement, payable in equal bi-weekly installments of $2,307.70 each, payable on the first and fifteenth day of each month, less required deductions for state and federal withholding tax, Social Security, and other employee taxes. For the second year of this Employment Agreement Robert Park shall receive a raise in his annual salary, exclusive of bonus and/or participation in MedTech's stock incentive plan;

                  4.2 Bonus Compensation. Employee shall be entitled to earn and receive bonus compensation provided that certain performance goals are achieved by the Company. Bonuses shall be granted in accordance with a bonus plan to be adopted by the Company, the terms and conditions of which shall be determined by the Board of Directors of MedTech in conjunction with Michael Park, Robert Park and Andrew Patros, and implemented within 120 days of the execution of this Employee Agreement.

                  4.3 Participation in Stock Incentive Plan. Employee shall be entitled to participate in MedTech's 2000 Stock Incentive Plan.

                  4.4 Vacation and Sick Leave. Employee shall be entitled to an aggregate of two (2) weeks of paid vacation per year, and five (5) days of paid sick leave per year, during the term hereof, prorated for any portion of a year to the date of termination. The timing and duration of any vacation shall be subject to the prior written approval of the Company, in its discretion.

                  4.5 Employee Benefit Plans. At all times during the term of this Agreement the Employee shall be provided the opportunity to participate in all health, pension and welfare plans, programs and benefits (the "Plans") offered generally to all employees of MedTech.

                  4.6 No Accumulation. The fringe benefits described in this paragraph accrue on an annual basis, and Employee shall not be entitled to accumulate unused vacation, sick leave, or other fringe benefits from year to year, without the prior written consent of the Company.

Further, employee shall not be entitled to receive payments in lieu of any compensation or payment for or in lieu of said fringe benefits prorated to the date of termination of this Agreement.

                 15. Reimbursement of Business Expenses. During the term of this Agreement, upon submission of proper invoices, receipts or other supporting documentation satisfactory to the Company and in specific accordance with such guidelines as may be established from time to time by the Company's Board of Directors, the Employee shall be reimbursed by the Company for all reasonable business expenses actually and necessarily incurred by the Employee on behalf of the Company in connection with the performance of services under this Agreement.

                 16. Representations.

                 6.1 Employability. The Employee represents and warrants that he is not party to, or bound by, any agreement or commitment, or subject to any restriction, including, but not limited to agreements related to previous employment containing confidentiality or non-compete covenants, which in the future may have a possibility of adversely affecting the business of the Company or the performance by the Employee of his duties under this Agreement.

                 6.2 Awareness of Certain Employment Regulations. The Employee represents and warrants that he is aware that there are laws and regulations that prohibit discrimination in the workplace based upon, among other things, race, religion, gender, and national origin such as Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 2000e et. seq., and similar laws adopted by the states (the "Discrimination Laws"). Employee represents and warrants that he will abide by the Discrimination Laws in the performance of his duties under this Agreement. The Employee, further, represents and warrants that if he becomes aware of any violation or potential violation of the Discrimination Laws that he will immediately notify the Company, in writing, of any such violation or potential violation of the Discrimination Laws.

                 17. Confidentiality. For purposes of this Section 7, all references to the Company shall be deemed to include MedTech and all of the Company's and MedTech's affiliates and subsidiaries.

                           (a)      Confidential Information.  The Employee
acknowledges that as a result of his employment with the Company, the Employee has and will continue to have knowledge of, and access to, proprietary and confidential information of the Company, including, without limitation, designs, software, computer code, copyrighted materials, intellectual property, inventions, trade secrets, technical information, know-how, plans, specifications, methods of operations, financial and marketing information and the identity of customers and suppliers (collectively, the "Confidential Information"), and that such information, even though it may be contributed, developed or acquired by the Employee, constitutes valuable, special and unique assets of the Company developed at great expense which are the exclusive property of the Company. Accordingly, the Employee shall not, at any time, either during or subsequent to the term of this Agreement, use, reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity, any of the Confidential Information without the prior written consent of the Company, except to responsible officers and employees of the Company and other responsible persons who are in a contractual or fiduciary relationship with the Company and who have a need for such information for purposes in the best interests of the Company, and except for such information which is or becomes of general public knowledge from authorized sources other than the Employee. The Employee acknowledges that the Company would not enter into this Agreement without the assurance that all such Confidential Information will be used for the exclusive benefit of the Company.

                           (b)      Return of Confidential Information.  Upon
the termination of Employee's employment with the Company, the Employee shall promptly deliver to the Company all CD ROMS, floppy disks, hard drives or other computer storage devices, computers, drawings, manuals, letters, notes, notebooks, reports and copies thereof and all other materials relating to the Company's business, including without limitation any materials incorporating Confidential Information, which are in the Employee's possession or control.

                           (c)      Work for Hire.  The Employee will promptly
disclose to the Company all designs, software, computer code, processes, inventions, improvements, discoveries and other information related in any way to the business of the Company (collectively "developments") conceived, developed or acquired by him alone or with others during the term of this Employment Agreement, whether or not conceived during regular working hours, through the use of Company time, material or facilities or otherwise. All such developments shall be considered work for hire and the Company shall be the sole and exclusive owner os such developments. Upon request the Employee shall deliver to the Company all CD ROMS, floppy disks, hard drives or other computer storage devices, computers, drawings, models or other data and records relating to such developments. In the event any such developments shall be deemed by the Company to be patentable or copyrightable, the Employee shall, at the expense of the Company, assist the Company in obtaining any patents or copyrights thereon and execute all documents and do all other things necessary or proper to obtain letters patent and copyrights and to vest the Company with full title thereto.

                 18. Non-competition. For purposes of this Section 8, all references to the Company shall be deemed to include MedTech and all of the Company's and MedTech's affiliates and subsidiaries. The Employee will not utilize his special knowledge of the business of the Company and his relationships with customers, suppliers of the Company and others to compete with the Company. During the Term of this Agreement and for a period of two (2) years after the expiration or termination of this Agreement (provided, however, that in the event that this Agreement is terminated prior to the expiration of the Term, the Employee shall be bound by the provisions of this Section 8 during the time period that would have remained under the Term, plus a period of two
(2) years thereafter), the Employee shall not engage, directly or indirectly or have an interest, directly or indirectly, in any geographic area where the Company at that point in time does business or in which its products or services are marketed, alone or in association with others, as principal, officer, agent, employee, director, partner or stockholder (except with respect to his employment by the Company), or through the investment of capital, lending of money or property, rendering of services or otherwise, in any business competitive with or substantially similar to that engaged in by the Company (it being understood hereby, that the ownership by the Employee of two percent (2%) or less of the stock of any company listed on a national securities exchange shall not be deemed a violation of this Section 8). During the same period, the Employee shall not, and shall not permit any of his employees, agents or others under his control to, directly or indirectly, on behalf of himself or any other person, (i) call upon, accept business from, or solicit the business of any person who is, or who had been at any time during the preceding two (2) years, a customer of the Company or any successor to the business of the Company, or otherwise divert or attempt to divert any business from the Company or any such successor, or (ii) directly or indirectly recruit or otherwise solicit or induce any person who is an employee of, or otherwise engaged by, the Company or any successor to the business of the Company to terminate his or her employment or other relationship with the Company or such successor, or hire any person who has left the employ of the Company or any such successor during the preceding two (2) years. The Employee shall not at any time, directly or indirectly, use or purport to authorize any person to use any name, mark, logo, trade dress or other identifying words or images which are the same as or similar to those used at any time by the Company in connection with any product or service, whether or not such use would be in a business competitive with that of the Company.

                 19. Remedies. The restrictions set forth in Sections 7 and 8 are considered by the parties to be fair and reasonable. The Employee acknowledges that the restrictions contained in Section 7 and 8 will not prevent him from earning a livelihood. The Employee further acknowledges that the Company would be irreparably harmed and that monetary damages would not provide an adequate remedy in the event of a breach of the provisions of Sections 7 or
8. Accordingly, the Employee agrees that, in addition to any other remedies available to the Company, the Company (i) shall be entitled to specific performance, injunction, and other equitable relief to secure the enforcement of such provisions, (ii) shall not be required to post bond in connection with seeking any such equitable remedies, and (iii) shall be entitled to receive reimbursement from the Employee for all attorneys' fees and expenses incurred by the Company in enforcing such provisions. If any provisions of Sections 7, 8, or 9 relating to the time period, scope of activities or geographic area of restrictions is declared by a court of competent jurisdiction to exceed the maximum permissible time period, scope of activities or geographic area, the maximum time period, scope of activities or geographic area, as the case may be, shall be reduced to the maximum which such court deems enforceable. If any provisions of Sections 7, 8, or 9 other than those described in the preceding sentence are adjudicated to be invalid or unenforceable, the invalid or unenforceable provisions shall be deemed amended (with respect only to the jurisdiction in which adjudication is made) in such manner as to render them enforceable and to effectuate as nearly as possible the original intentions and agreement of the parties.

                  20. Termination. This Agreement may be terminated prior to the expiration of the Term set forth in Section 2 upon the occurrence of any of the events set forth in, and subject to the terms of, this Section 10.

                           (a)      Death.  This Agreement will terminate
immediately and automatically upon the death of the Employee.

                           (b)      Disability.  This Agreement may be
terminated at the Company's option, immediately upon notice to the Employee, if the Employee shall suffer a permanent disability. For the purposes of this Agreement, the term "permanent disability" shall mean the Employee's inability to perform his duties under this Agreement for a period of ninety (90) consecutive days due to illness, accident or any other physical or mental incapacity, as determined by the Board of Directors of the Company. In the event that a dispute arises with respect to the disability of the Employee, the parties shall each select a duly licensed medical doctor to make such a determination. If the two doctors so selected cannot agree on a determination, they will mutually select a third duly licensed medical doctor and the decision of the majority of the three doctors will be binding.

                           (c) Cause. This Agreement may be terminated at the
Company's option, immediately upon notice to the Employee, upon: (1) breach by the Employee of any material provision of this Agreement; (2) breach by the Employee of any fiduciary duty to the Company, or any of its affiliates or subsidiaries; (3) gross negligence or willful misconduct of the Employee in connection with the performance of his duties under this Agreement; (4) Employee's failure to perform (i) any of his duties or responsibilities required pursuant to this Agreement, or (ii) any reasonable directive of the Chief Executive Officer or Board of Directors of the Company; (5) fraud, criminal conduct, dishonesty or embezzlement by the Employee; or (6) Employee's misappropriation for personal use of any assets (having in excess of nominal value) or business opportunities of the Company; provided that in any such case with respect to any such breach that is capable of being cured, the Employee is afforded a ten (10)-day cure period for such monetary breaches and a thirty
(30)-day cure period for such non-monetary breaches.

                           (d)      Termination by Employee.  This Agreement may
be terminated by Employee prior to the expiration of the Term set forth in
Section 2 upon three (3) months written notice to the Company, which notice may not be given prior to nine (9) months following the date hereof.

                           (e)      Effect of Termination.  Upon the termination
of this Agreement pursuant to this Section 10, the Employee shall be entitled to his Compensation to the date of termination as set forth in this Section 10, and after such date shall not be entitled to any Compensation, benefits or other rights granted herein to the Employee.

                  11. Miscellaneous.

                           (a)      Survival.  The provisions of Sections 7, 8,
and 9 shall survive the termination of this Agreement.

                           (b)      Entire Agreement.  This Agreement sets forth
the entire understanding of the parties and merges and supersedes any prior or contemporaneous agreements between the parties pertaining to the subject matter hereof.

                           (c)      Modification.  This Agreement may not be
modified or terminated orally, and no modification, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the same is sought to be enforced.

                           (d)      Waiver.  Failure of a party to enforce one
or more of the provisions of this Agreement or to require at any time performance of any of the obligations hereof shall not be construed to be a waiver of such provisions by such party nor to in any way affect the validity of this Agreement or such party's right thereafter to enforce any provision of this Agreement, nor to preclude such party from taking any other action at any time which it would legally be entitled to take.

                           (e)      Successors and Assigns.  Neither party shall
have the right to assign this Agreement, or any rights or obligations hereunder, without the consent of the other party; provided, however, that upon the sale of all or substantially all of the assets, business and goodwill of the Company to another company, or upon the merger or consolidation of the Company with another company, this Agreement shall inure to the benefit of, and be binding upon, both Employee and the company purchasing such assets, business and goodwill, or surviving such merger or consolidation, as the case may be, in the same manner and to the same extent as though such other company were the Company; and provided, further, that the Company shall have the right to assign this Agreement to any affiliate or subsidiary of the Company or MedTech. Subject to the foregoing, this Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their legal representatives, heirs, successors and assigns.

                           (f)      Communications.  All notices, requests,
demands and other communications under this Agreement shall be in writing and shall be deemed to have been given at the time personally delivered or when mailed in any United States post office enclosed in a registered or certified postage prepaid envelope and addressed to the addresses set forth below, or to such other address as any party may specify by notice to the other party; provided, however, that any notice of change of address shall be effective only upon receipt.

                  To the Company:           DelOtto Systems, Inc.
                                            c/o MedTech Diagnostics, Inc.
                                            901 Third Avenue, Suite 201
                                            New York, New York 10022
                                            Attn.: Steven N. Bronson
                                            -----

                  To the Employee:          Mr. Robert Park
                                            45 Morris Drive
                                            Sicklerville, New Jersey 08081

                           (g)      Severability.  If any provision of this
Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall not affect the validity and enforceability of the other provisions of this Agreement and the provision held to be invalid or unenforceable shall be enforced as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

                           (h)      Jurisdiction; Venue.  This Agreement shall
be subject to the exclusive jurisdiction of the courts of New York County, New York. Any breach of any provisions of this Agreement shall be deemed to be a breach occurring in the State of New York by virtue of a failure to perform an act required to be performed in the State of New York, and the parties irrevocably and expressly agree to submit to the jurisdiction of the courts of New York County, New York for the purpose of resolving any disputes among them relating to this

Agreement or the transactions contemplated by this Agreement.

                           (i)      Governing Law.  This Agreement is made and
executed and shall be governed by the laws of the State of New York, without regard to the conflicts of law principles thereof.

                           (j)      No Third-Party Beneficiaries.  Each of the
provisions of this Agreement is for the sole and exclusive benefit of the parties hereto and shall not be deemed for the benefit of any other person or entity.

                  IN WITNESS WHEREOF, each of the parties hereto have duly executed this Agreement as of the date set forth above.

                                                 DELOTTO SYSTEMS, INC.


                                                 By:___________________________
                                                    Steven N. Bronson
                                                    Title:


                                                 EMPLOYEE

                                                 ------------------------------
                                                 Robert Park

AGREED TO AND ACCEPTED WITH
RESPECT TO SECTIONS 4, 7, 8 and 9 ONLY:

MEDTECH DIAGNOSTICS, INC.

By:_______________________________
      Steven N. Bronson
      Title: President

                                                                       EXHIBIT C

                              EMPLOYMENT AGREEMENT

                  This EMPLOYMENT AGREEMENT (the "Agreement"), dated as of April 24, 2000, is entered into between DELOTTO SYSTEMS, INC., a Pennsylvania corporation (the "Company"), a wholly owned subsidiary of MEDTECH DIAGNOSTICS, INC. ("MedTech"), located at 900 Third Avenue, Suite 201, New York, New York 10022, and ANDREW PATROS residing at 1127 Pennsylvania Avenue, Elmira, New York 14904 ("Employee").

                              W I T N E S S E T H :
                               - - - - - - - - - -


                  WHEREAS, the Company desires to employ the Employee and to be assured of his services on the terms and conditions hereinafter set forth; and

                  WHEREAS, the Employee is willing to accept such employment on such terms and conditions.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Company and the Employee hereby agree as follows:

                  21. Employment. The Company hereby employs the Employee as Director of Operations of the Company, and the Employee accepts such employment, upon the terms and subject to the conditions set forth in this Agreement.

                  22. Term. The term of this Agreement shall commence on the date hereof and terminate on April 23, 2002 (the "Term"), subject to earlier termination pursuant to the provisions of Section 10 hereof.

                  23. Duties. During the term of this Agreement, the Employee shall serve as the Director of Operations of the Company and shall perform all duties commensurate with his position (including, but not limited to, those heretofore performed by the Employee) and as may be assigned to him by the Board of Directors of the Company or the Chief Executive Officer of the Company and subject to the control of the Board of Directors and the Chief Executive Officer of the Company. The Employee shall devote his full business time and energies to the business and affairs of the Company and shall use his best efforts, skills and abilities to promote the interests of the Company and to diligently and competently perform the duties of his position.

                  24. Compensation, Benefits, Options and Incentive Bonus.

                  4.1 Base Salary. During the term of this Agreement, as compensation for the proper and satisfactory performance of all duties to be performed by Employee hereunder, the Company shall pay to Employee a base salary of $45,000.00 per annum for the first year of this Employment Agreement, payable in equal bi-weekly installments of $1,730.77 each, payable on the first and fifteenth day of each month, less required deductions for state and federal withholding tax, Social Security, and other employee taxes. For the second year of this Employment Agreement Andrew Patros shall receive a raise in his annual salary, exclusive of bonus and/or participation in MedTech's stock incentive plan;

                  4.2 Bonus Compensation. Employee shall be entitled to earn and receive bonus compensation provided that certain performance goals are achieved by the Company. Bonuses shall be granted in accordance with a bonus plan to be adopted by the Company, the terms and conditions of which shall be determined by the Board of Directors of MedTech in conjunction with Michael Park, Robert Park and Andrew Patros, and implemented within 120 days of the execution of this Employee Agreement.

                  4.3 Participation in Stock Incentive Plan. Employee shall be entitled to participate in MedTech's 2000 Stock Incentive Plan.

                  4.4 Vacation and Sick Leave. Employee shall be entitled to an aggregate of two (2) weeks of paid vacation per year, and five (5) days of paid sick leave per year, during the term hereof, prorated for any portion of a year to the date of termination. The timing and duration of any vacation shall be subject to the prior written approval of the Company, in its discretion.

                  4.5 Employee Benefit Plans. At all times during the term of this Agreement the Employee shall be provided the opportunity to participate in all health, pension and welfare plans, programs and benefits (the "Plans") offered generally to all employees of MedTech.

                  4.6 No Accumulation. The fringe benefits described in this paragraph accrue on an annual basis, and Employee shall not be entitled to accumulate unused vacation, sick leave, or other fringe benefits from year to year, without the prior written consent of the Company. Further, employee shall not be entitled to receive payments in lieu of any compensation or payment for or in lieu of said fringe benefits prorated to the date of termination of this Agreement.

                 25. Reimbursement of Business Expenses. During the term of this Agreement, upon submission of proper invoices, receipts or other supporting documentation satisfactory to the Company and in specific accordance with such guidelines as may be established from time to time by the Company's Board of Directors, the Employee shall be reimbursed by the Company for all reasonable business expenses actually and necessarily incurred by the Employee on behalf of the Company in connection with the performance of services under this Agreement.

                  26. Representations.

                  6.1 Employability. The Employee represents and warrants that he is not party to, or bound by, any agreement or commitment, or subject to any restriction, including, but not limited to agreements related to previous employment containing confidentiality or non-compete covenants, which in the future may have a possibility of adversely affecting the business of the Company or the performance by the Employee of his duties under this Agreement.

                  6.2 Awareness of Certain Employment Regulations. The Employee represents and warrants that he is aware that there are laws and regulations that prohibit discrimination in the workplace based upon, among other things, race, religion, gender, and national origin such as Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 2000e et. seq., and similar laws adopted by the states (the "Discrimination Laws"). Employee represents and warrants that he will abide by the Discrimination Laws in the performance of his duties under this Agreement. The Employee, further, represents and warrants that if he becomes aware of any violation or potential violation of the Discrimination Laws that he will immediately notify the Company, in writing, of any such violation or potential violation of the Discrimination Laws.

                  27. Confidentiality. For purposes of this Section 7, all references to the Company shall be deemed to include MedTech and all of the Company's and MedTech's affiliates and subsidiaries.

                           (a)      Confidential Information.  The Employee
acknowledges that as a result of his employment with the Company, the Employee has and will continue to have knowledge of, and access to, proprietary and confidential information of the Company, including, without limitation, designs, software, computer code, copyrighted materials, intellectual property, inventions, trade secrets, technical information, know-how, plans, specifications, methods of operations, financial and marketing information and the identity of customers and suppliers (collectively, the "Confidential Information"), and that such information, even though it may be contributed, developed or acquired by the Employee, constitutes valuable, special and unique assets of the Company developed at great expense which are the exclusive property of the Company. Accordingly, the Employee shall not, at any time, either during or subsequent to the term of this Agreement, use, reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity, any of the Confidential Information without the prior written consent of the Company, except to responsible officers and employees of the Company and other responsible persons who are in a contractual or fiduciary relationship with the Company and who have a need for such information for purposes in the best interests of the Company, and except for such information which is or becomes of general public knowledge from authorized sources other than the Employee. The Employee acknowledges that the Company would not enter into this Agreement without the assurance that all such Confidential Information will be used for the exclusive benefit of the Company.

                           (b)      Return of Confidential Information.  Upon
the termination of Employee's employment with the Company, the Employee shall promptly deliver to the Company all CD ROMS, floppy disks, hard drives or other computer storage devices, computers, drawings, manuals, letters, notes, notebooks, reports and copies thereof and all other materials relating to the Company's business, including without limitation any materials incorporating Confidential Information, which are in the Employee's possession or control.

                           (c)      Work for Hire.  The Employee will promptly
disclose to the Company all designs, software, computer code, processes, inventions, improvements, discoveries and other information related in any way to the business of the Company (collectively "developments") conceived, developed or acquired by him alone or with others during the term of this Employment Agreement, whether or not conceived during regular working hours, through the use of Company time, material or facilities or otherwise. All such developments shall be considered work for hire and the Company shall be the sole and exclusive owner os such developments. Upon request the Employee shall deliver to the Company all CD ROMS, floppy disks, hard drives or other computer storage devices, computers, drawings, models or other data and records relating to such developments. In the event any such developments shall be deemed by the Company to be patentable or copyrightable, the Employee shall, at the expense of the Company, assist the Company in obtaining any patents or copyrights thereon and execute all documents and do all other things necessary or proper to obtain letters patent and copyrights and to vest the Company with full title thereto.

                 28. Non-competition. For purposes of this Section 8, all references to the Company shall be deemed to include MedTech and all of the Company's and MedTech's affiliates and subsidiaries. The Employee will not utilize his special knowledge of the business of the Company and his relationships with customers, suppliers of the Company and others to compete with the Company. During the Term of this Agreement and for a period of two (2) years after the expiration or termination of this Agreement (provided, however, that in the event that this Agreement is terminated prior to the expiration of the Term, the Employee shall be bound by the provisions of this Section 8 during the time period that would have remained under the Term, plus a period of two
(2) years thereafter), the Employee shall not engage, directly or indirectly or have an interest, directly or indirectly, in any geographic area where the Company at that point in time does business or in which its products or services are marketed, alone or in association with others, as principal, officer, agent, employee, director, partner or stockholder (except with respect to his employment by the Company), or through the investment of capital, lending of money or property, rendering of services or otherwise, in any business competitive with or substantially similar to that engaged in by the Company (it being understood hereby, that the ownership by the Employee of two percent (2%) or less of the stock of any company listed on a national securities exchange shall not be deemed a violation of this Section 8). During the same period, the Employee shall not, and shall not permit any of his employees, agents or others under his control to, directly or indirectly, on behalf of himself or any other person, (i) call upon, accept business from, or solicit the business of any person who is, or who had been at any time during the preceding two (2) years, a customer of the Company or any successor to the business of the Company, or otherwise divert or attempt to divert any business from the Company or any such successor, or (ii) directly or indirectly recruit or otherwise solicit or induce any person who is an employee of, or otherwise engaged by, the Company or any successor to the business of the Company to terminate his or her employment or other relationship with the Company or such successor, or hire any person who has left the employ of the Company or any such successor during the preceding two (2) years. The Employee shall not at any time, directly or indirectly, use or purport to authorize any person to use any name, mark, logo, trade dress or other identifying words or images which are the same as or similar to those used at any time by the Company in connection with any product or service, whether or not such use would be in a business competitive with that of the Company.

                 29. Remedies. The restrictions set forth in Sections 7 and 8 are considered by the parties to be fair and reasonable. The Employee acknowledges that the restrictions contained in Section 7 and 8 will not prevent him from earning a livelihood. The Employee further acknowledges that the Company would be irreparably harmed and that monetary damages would not provide an adequate remedy in the event of a breach of the provisions of Sections 7 or
8. Accordingly, the Employee agrees that, in addition to any other remedies available to the Company, the Company (i) shall be entitled to specific performance, injunction, and other equitable relief to secure the enforcement of such provisions, (ii) shall not be required to post bond in connection with seeking any such equitable remedies, and (iii) shall be entitled to receive reimbursement from the Employee for all attorneys' fees and expenses incurred by the Company in enforcing such provisions. If any provisions of Sections 7, 8, or 9 relating to the time period, scope of activities or geographic area of restrictions is declared by a court of competent jurisdiction to exceed the maximum permissible time period, scope of activities or geographic area, the maximum time period, scope of activities or geographic area, as the case may be, shall be reduced to the maximum which such court deems enforceable. If any provisions of Sections 7, 8, or 9 other than those described in the preceding sentence are adjudicated to be invalid or unenforceable, the invalid or unenforceable provisions shall be deemed amended (with respect only to the jurisdiction in which adjudication is made) in such manner as to render them enforceable and to effectuate as nearly as possible the original intentions and agreement of the parties.

                  30. Termination. This Agreement may be terminated prior to the expiration of the Term set forth in Section 2 upon the occurrence of any of the events set forth in, and subject to the terms of, this Section 10.

                           (a)      Death.  This Agreement will terminate
immediately and automatically upon the death of the Employee.

                           (b)      Disability.  This Agreement may be
terminated at the Company's option, immediately upon notice to the Employee, if the Employee shall suffer a permanent disability. For the purposes of this Agreement, the term "permanent disability" shall mean the Employee's inability to perform his duties under this Agreement for a period of ninety (90) consecutive days due to illness, accident or any other physical or mental incapacity, as determined by the Board of Directors of the Company. In the event that a dispute arises with respect to the disability of the Employee, the parties shall each select a duly licensed medical doctor to make such a determination. If the two doctors so selected cannot agree on a determination, they will mutually select a third duly licensed medical doctor and the decision of the majority of the three doctors will be binding.

                           (c)      Cause.  This Agreement may be terminated at
the Company's option, immediately upon notice to the Employee, upon: (1) breach by the Employee of any material provision of this Agreement; (2) breach by the Employee of any fiduciary duty to the Company, or any of its affiliates or subsidiaries; (3) gross negligence or willful misconduct of the Employee in connection with the performance of his duties under this Agreement; (4) Employee's failure to perform (i) any of his duties or responsibilities required pursuant to this Agreement, or (ii) any reasonable directive of the Chief Executive Officer or Board of Directors of the Company; (5) fraud, criminal conduct, dishonesty or embezzlement by the Employee; or (6) Employee's misappropriation for personal use of any assets (having in excess of nominal value) or business opportunities of the Company; provided that in any such case with respect to any such breach that is capable of being cured, the Employee is afforded a ten (10)-day cure period for such monetary breaches and a thirty
(30)-day cure period for such non-monetary breaches.

                           (d)      Termination by Employee.  This Agreement may
be terminated by Employee prior to the expiration of the Term set forth in
Section 2 upon three (3) months written notice to the Company, which notice may not be given prior to nine (9) months following the date hereof.

                           (e)      Effect of Termination.  Upon the termination
of this Agreement pursuant to this Section 10, the Employee shall be entitled to his Compensation to the date of termination as set forth in this Section 10, and after such date shall not be entitled to any

Compensation, benefits or other rights granted herein to the Employee.

                  11. Miscellaneous.

                           (a)      Survival.  The provisions of Sections 7, 8,
and 9 shall survive the termination of this Agreement.

                           (b)      Entire Agreement.  This Agreement sets forth
the entire understanding of the parties and merges and supersedes any prior or contemporaneous agreements between the parties pertaining to the subject matter hereof.

                           (c)      Modification.  This Agreement may not be
modified or terminated orally, and no modification, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the same is sought to be enforced.

                           (d)      Waiver.  Failure of a party to enforce one
or more of the provisions of this Agreement or to require at any time performance of any of the obligations hereof shall not be construed to be a waiver of such provisions by such party nor to in any way affect the validity of this Agreement or such party's right thereafter to enforce any provision of this Agreement, nor to preclude such party from taking any other action at any time which it would legally be entitled to take.

                           (e)      Successors and Assigns.  Neither party shall
have the right to assign this Agreement, or any rights or obligations hereunder, without the consent of the other party; provided, however, that upon the sale of all or substantially all of the assets, business and goodwill of the Company to another company, or upon the merger or consolidation of the Company with another company, this Agreement shall inure to the benefit of, and be binding upon, both Employee and the company purchasing such assets, business and goodwill, or surviving such merger or consolidation, as the case may be, in the same manner and to the same extent as though such other company were the Company; and provided, further, that the Company shall have the right to assign this Agreement to any affiliate or subsidiary of the Company or MedTech. Subject to the foregoing, this Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their legal representatives, heirs, successors and assigns.

                           (f)      Communications.  All notices, requests,
demands and other communications under this Agreement shall be in writing and shall be deemed to have been given at the time personally delivered or when mailed in any United States post office enclosed in a registered or certified postage prepaid envelope and addressed to the addresses set forth below, or to such other address as any party may specify by notice to the other party; provided, however, that any notice of change of address shall be effective only upon receipt.

                  To the Company:           DelOtto Systems, Inc.
                                            c/o MedTech Diagnostics, Inc.
                                            901 Third Avenue, Suite 201
                                            New York, New York 10022

                                            Attn.: Steven N. Bronson
                                            -----

                  To the Employee:          Mr. Andrew Patros
                                            1127 Pennsylvania Avenue
                                            Elmira, New York 14904

                           (g)      Severability.  If any provision of this
Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall not affect the validity and enforceability of the other provisions of this Agreement and the provision held to be invalid or unenforceable shall be enforced as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

                           (h)      Jurisdiction; Venue.  This Agreement shall
be subject to the exclusive jurisdiction of the courts of New York County, New York. Any breach of any provisions of this Agreement shall be deemed to be a breach occurring in the State of New York by virtue of a failure to perform an act required to be performed in the State of New York, and the parties irrevocably and expressly agree to submit to the jurisdiction of the courts of New York County, New York for the purpose of resolving any disputes among them relating to this Agreement or the transactions contemplated by this Agreement.

                           (i)      Governing Law.  This Agreement is made and
executed and shall be governed by the laws of the State of New York, without regard to the conflicts of law principles thereof.

                           (j)      No Third-Party Beneficiaries.  Each of the
provisions of this Agreement is for the sole and exclusive benefit of the parties hereto and shall not be deemed for the benefit of any other person or entity.

                  IN WITNESS WHEREOF, each of the parties hereto have duly executed this Agreement as of the date set forth above.

                                          DELOTTO SYSTEMS, INC.

                                          By:___________________________
                                                      Steven N. Bronson
                                                      Title: President

                                          EMPLOYEE

                                          ------------------------------
                                                      Andrew Patros

AGREED TO AND ACCEPTED WITH
 RESPECT TO SECTIONS 4, 7, 8 and 9 ONLY:

MEDTECH DIAGNOSTICS, INC.

By:_______________________________
         Steven N. Bronson
         Title: President

Sample Draft  -  April 19, 2000

                                                                       EXHIBIT D

                                 April 21, 2000

To:      MedTech Diagnostics, Inc.
         900 Third Avenue, Suite 201
         New York, New York 10022

               Re: Stock Purchase Agreement by and between Michael Park, Andrew Patros and Robert Park and MedTech Diagnostics, Inc. (the "Stock Purchase Agreement")
                    ------------------------------------------------------------

Gentlemen:

                  This opinion is furnished to you on behalf of DelOtto Systems, Inc. (the "Company") pursuant to Section 1.5(f) of the Stock Purchase Agreement. Capitalized terms defined in the Stock Purchase Agreement and not otherwise defined herein are used herein as therein defined.

                  We have acted as special counsel to the Sellers in connection with the preparation, execution and delivery of the Stock Purchase Agreement and the transactions contemplated thereby.

                  In that connection, we have examined each of the:

                  1        Stock Purchase Agreement.

                  2        The Articles of Incorporation of the Company.

                  3        The By-Laws of the Company.

                  4        Certificates of the Secretary of State of the State
of Pennsylvania attesting to the continued corporate existence and good standing of the Company.

                  5        Certificates of the Secretary of State of the State
of New York attesting to the authority of the Company to conduct business with the State of New York.

                  The documents listed in Items 1 through 5 above are hereinafter collectively referred to as the "Documents".

                  In rendering the opinions set forth herein, we have examined the originals, or copies certified to our satisfaction, of such other corporate records of the Company, certificates of public officials and of officers of the Company, searches undertaken by title and lien search firms, and such agreements, instruments and other documents, as we have deemed necessary as a basis for the opinions expressed below. In rendering the opinion set forth in paragraphs 2 and 7 below, we have relied solely upon a certificate of certain officers of the Company, a copy of which is attached hereto (the "Officers' Certificate"). In rendering the opinions set forth herein, we have also relied upon the representations and warranties of the Sellers in the Stock Purchase Agreement and upon Secretary's Certificates and other certificates of the Company.

                  We have assumed that the Purchaser is duly organized and validly existing in good standing under applicable law and has full power, authority and legal right to execute and deliver, and to perform its obligations under, the Stock Purchase Agreement and the other documents to which it is a party. We have further assumed that the Purchaser has duly authorized, executed and delivered the Stock Purchase Agreement and the other documents to which it is a party and that the Stock Purchase Agreement and the other documents to which it is a party has been executed in good faith and constitute the legal, valid and binding obligations of the Purchaser. We have further assumed the completeness and the conformity to the original documents of all documents submitted to us as photostatic or facsimile copies, the authenticity of originals of such documents, and the genuineness of the signatures appearing thereon.

                  In addition, we have assumed that (a) none of the Documents listed or referred to above have been amended, (b) none of the information contained in any of the documents reviewed by us contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading, and (c) no fraud exists with respect to any of the matters relevant to the opinions hereinafter expressed; provided, however, to the best of our knowledge we have no reason to believe that any of such assumptions is incorrect.

         Based upon and subject to the foregoing, and subject to the further qualifications hereinafter set forth, we are of the opinion that:

                  1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Pennsylvania. The Company has all necessary corporate power and corporate authority to own its properties and assets and to carry on its business in the States of Pennsylvania and New York.

                  2. The authorized capital stock of the Company consists solely of 3,000 shares voting common stock, no par value per share, of which 1500 shares are issued and outstanding. All of the issued and outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable and free and clear of all liens, encumbrances and restrictions on transfer. Each of the Sellers owns all of the issued and outstanding shares of capital stock indicated on Schedule 2.5 of the Stock Purchase Agreement as being owned by him and to our knowledge has the right and power to sell and deliver such shares of capital stock to Purchaser without violating any agreement by which any of the Sellers is bound and without the consent of any other person.

To our knowledge, there are no outstanding options, warrants or other rights to convert any obligation into or otherwise acquire any capital stock of the Company.

                  3. The Stock Purchase Agreement has been duly executed and delivered by each of the Sellers, and constitutes the legal, valid and binding obligation of each of the Sellers enforceable against each of the Sellers in accordance with its terms.

                  4. The Employment Agreements have been duly executed and delivered by the respective Sellers who are a party thereto and are valid and binding obligations of each such Seller.

                  5. Except as set forth in any Schedule to the Stock Purchase Agreement, neither the execution, delivery and performance by the Sellers of the Stock Purchase Agreement nor the consummation by the Sellers of the transaction contemplated thereby (a) violates the Articles of Incorporation or Bylaws of the Company, (b) to our knowledge conflicts with or results in a breach of, or constitutes a default under, or results in a violation of, any material contract, agreement or instrument or order, judgment or decree known to us to which the Company is subject or by which the Company or any of its assets are bound, (c) to our knowledge, conflicts with or violates any law, rule or regulation applicable to the Company, (d) to our knowledge, results, or with the giving of notice or the passage of time, or both, will result in the acceleration of any obligation under any agreement, lease instrument or other restriction to which the Company is a party or by which it is bound.

                  6. To our knowledge, all authorizations, approvals, permits and consents of, and all filings, qualifications and registrations with, any governmental authority or regulatory body of the United States or with the State of Pennsylvania, necessary or required on the part of the Sellers, or the Company in connection with the consummation by the Sellers of the transactions contemplated by the Stock Purchase Agreement to be consummated by each of them have been duly obtained or made, as the case may be.

                  7. Except as set forth on Schedule 2.10(a) of the Stock Purchase Agreement, to our knowledge, there are no litigations, causes of action, proceedings or governmental investigations pending or threatened against or relating to the Company or the property or business of the Company before any court, arbitrator or administrator or governmental agency.

         Our opinions expressed herein are subject to the following limitations and exceptions:

                  a. The effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally or the exercise of judicial discretion in accordance with general principles of equity;

                  b. Limitations imposed by state or federal law or court decisions upon specific enforceability of any of the remedies, covenants or other provisions of the Stock Purchase Agreement or upon the availability of injunctive relief or other equitable remedy;

                  c. The enforceability under certain circumstances of provisions expressly or by implication waiving broadly or vaguely stated rights, unknown future rights, defenses to obligations or rights granted by law, where such waivers are or may be determined to be against public policy or prohibited by law;

                  d. General principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the requirement that parties enforce their rights in a commercially reasonable manner;

                  e. Limitations as to the remedies available for non-material violations or breaches of the Stock Purchase Agreement.

                  f. The discretion of any court of competent jurisdiction in awarding equitable remedies including, without limitation, specific performance or injunctive relief.

                  We are qualified to practice law in the State of New York and do not purport to be experts on, or to express any opinion herein concerning any law, other than the laws of the State of New York and the opinions rendered herein are limited to such laws of the State of New York which, based upon our experience, are generally applicable to transactions of the type set forth in the Documents. We have assumed that the governing law with respect to the agreements is identical to the law of the State of New York. We are opining herein only as to the effect on the subject transactions of the laws of the State of New York.

                  This opinion is rendered solely for your benefit and may not be relied upon by any other person or entity. This opinion is provided to you as of the date hereof solely for the purposes of complying with your requirements in connection with the Stock Purchase Agreement. Without our prior written consent, this opinion may not be quoted in whole or in part or otherwise referred to in any report or document furnished to any person or entity. This opinion is limited to the matters expressly set forth herein, and no opinion is to be implied or may be inferred beyond the matters expressly so stated. We disclaim any requirement to update this opinion subsequent to the date hereof or to advise you of any change in any matter set forth herein.

                                              Very truly yours,


                                              By:_________________________